                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              BOWATER INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

(BOWATER LOGO)

                                                                  March 18, 2002

Dear Shareholders:

     We cordially invite you to attend the Annual Meeting of Shareholders of Bowater Incorporated, which will be held at The Gunter Theatre, 300 South Main Street, Greenville, South Carolina, on Wednesday, May 8, 2002, at 11:00 a.m. We will be able to discuss each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement.

     During the meeting, I will review highlights of the past year and report on Bowater's business operations. Afterwards, you will have an opportunity to ask questions and to confer informally with a number of our directors and officers.

     We hope that you will attend the Annual Meeting. Whether or not you plan to attend, please sign, date and return your proxy (or voting instruction card) promptly in the envelope provided in order to make certain that your shares will be represented at the Annual Meeting.

     Bowater's Annual Report for 2001 is included in this package, and we urge you to read it carefully.

                                      Sincerely yours,

                                      /s/ ARNOLD M. NEMIROW
                                      ARNOLD M. NEMIROW
                                      Chairman, President and
                                      Chief Executive Officer

                              BOWATER INCORPORATED


                          ----------------------------
                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                                   May 8, 2002
                          ----------------------------


         The 2002 Annual Meeting of Shareholders of Bowater Incorporated will be held at The Gunter Theatre, 300 South Main Street, Greenville, South Carolina, on Wednesday, May 8, 2002, at 11:00 a.m. for the following purposes:

         (1)      To elect three directors, each for a term of three years;

         (2) To vote on a proposal to approve Bowater's 2002 Stock Option Plan; and

         (3) To transact any other business that may properly come before the Annual Meeting and any adjournment.

         Holders of common stock and special voting stock of record at the close of business on March 14, 2002, are entitled to notice of and to vote at the Annual Meeting.

                                      By order of the Board of Directors,

                                      /s/ Anthony H. Barash

                                      Anthony H. Barash
                                      Senior Vice President - Corporate Affairs,
                                      General Counsel and Secretary

Greenville, South Carolina
March 18, 2002




         ---------------------------------------------------------------
          SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE PROXY OR VOTING
               INSTRUCTION CARD PROMPTLY IN THE ENVELOPE PROVIDED.
         ---------------------------------------------------------------

                              BOWATER INCORPORATED
                             55 EAST CAMPERDOWN WAY
                              POST OFFICE BOX 1028
                            GREENVILLE, SC 29602-1028

                               -------------------
                                 PROXY STATEMENT
                               -------------------

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON MAY 8, 2002, AT 11:00 A.M.
       AT THE GUNTER THEATRE, 300 SOUTH MAIN STREET, GREENVILLE, SC 29601

---------------------
 GENERAL INFORMATION
---------------------

         This Proxy Statement and the enclosed proxy materials relate to Bowater's Annual Meeting of Shareholders to be held on May 8, 2002, at 11:00 a.m. at The Gunter Theatre, 300 South Main Street, Greenville, South Carolina. These proxy materials are being furnished by Bowater in connection with a solicitation of proxies by Bowater's Board of Directors and are being mailed on or about April 1, 2002.

         WHO MAY VOTE AT THE ANNUAL MEETING

         These proxy materials are provided to holders of Bowater's Common Stock ("Common Shareholders") and holders of Exchangeable Shares issued by Bowater's subsidiary, Bowater Canada Inc., who were holders of record on March 14, 2002 (the "Record Date"). Common Shareholders of record on the Record Date and Computershare Trust Company of Canada (the "Trustee"), as holder of one share of special voting stock issued in connection with the issuance of the Exchangeable Shares, are entitled to vote at the Annual Meeting.

         The Trustee will vote this share of special voting stock under the provisions of a Voting and Exchange Trust Agreement. Under this agreement, each holder of Exchangeable Shares (an "Exchangeable Shareholder") is entitled to instruct the Trustee how to vote at Bowater shareholder meetings. The Trustee will cast votes equal to the number of outstanding Exchangeable Shares not owned by Bowater and as to which the Trustee has timely received voting instructions from the Exchangeable Shareholders.

         The Common Shareholders and the Trustee (acting for the Exchangeable Shareholders) will vote together as a single class on all matters. On the Record Date, 55,125,639 shares of Common Stock and 1,686,406 Exchangeable Shares entitled to give voting instructions were outstanding.

         VOTING AND PROXY PROCEDURES

         Each share of Common Stock outstanding on the Record Date is entitled to one vote at the Annual Meeting. An Exchangeable Shareholder (other than Bowater) is entitled to give instructions for votes equal to the number of Exchangeable Shares held by such shareholder.

         Proxy cards are enclosed for Common Shareholders and voting instruction cards are enclosed for Exchangeable Shareholders. Signing the enclosed proxy or voting instruction card will not affect a shareholder's right to attend the Annual Meeting. Shares of Common Stock represented by proxies in the accompanying form will be voted in accordance with the holder's instructions.

         If no contrary instruction is indicated, shares represented by the proxies will be voted:

         (1) for the election of the three nominees named below to serve as directors for the three-year term indicated;

         (2)      for the proposal to approve Bowater's 2002 Stock Option Plan;
                  and

         (3) in the discretion of the proxy holders on any other business that may properly come before the Annual Meeting and any adjournment.

         Should any nominee named for the office of director become unable or unwilling to accept nomination or election, the proxyholders intend to vote for the election of another person recommended by the Nominating and Governance Committee of the Board of Directors and nominated by the Board. Bowater has no reason to believe that any of the three nominees will be unable or unwilling to serve if elected to office.

         Aside from the election of three directors and the proposal to approve the 2002 Stock Option Plan, Bowater does not know of any other matters that will be presented at the Annual Meeting. However, if any other matters properly come before the Annual Meeting and any adjournment, the person or persons voting the proxies will vote them in accordance with their best judgment.

         REVOCATION OF PROXIES AND INSTRUCTIONS

         Any Bowater Common Shareholder giving a proxy has the right to revoke it by giving written notice of revocation to Bowater's Secretary at any time before the proxy is voted, or by executing and delivering to Bowater a later-dated proxy at any time before the earlier proxy is voted, or by attending the Annual Meeting and voting his or her shares in person (although attendance at the Annual Meeting will not, in and of itself, revoke a proxy). No notice of revocation or later-dated proxy will be effective until received by Bowater's Secretary at or prior to the Annual Meeting. Instructions regarding the revocation of voting instructions are included in the Notice to Exchangeable Shareholders that is being provided to holders of Exchangeable Shares.

         QUORUM AND VOTE REQUIREMENTS FOR APPROVAL

         Holders of shares representing one-third of the voting power entitled to vote at the Annual Meeting, present in person or by proxy, are necessary to constitute a quorum. Directors are elected by a plurality of votes of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The 2002 Stock Option Plan must be approved by an affirmative vote of holders of a majority of the shares voting on the issue at the Annual Meeting.

         In the election of directors, votes may be cast for or votes may be withheld from each nominee. Abstentions may not be specified with respect to the election of directors. Regarding the proposal to approve the 2002 Stock Option Plan, abstentions have the same effect as a vote against the matter. Broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner reports those shares as present for quorum purposes but does not vote on a proposal) will have no effect upon the vote on any matter submitted for shareholder vote.



                              ---------------------
                                TABLE OF CONTENTS
                              ---------------------

General Information .......................................................    1
Item No. 1 - Election of Directors; Information on Nominees and Directors..    3
Board and Committee Meetings...............................................    5
Director Compensation .....................................................    6
Stock Ownership ...........................................................    7
Human Resources and Compensation Committee Report on Executive
  Compensation.............................................................    9
Total Shareholder Return ..................................................   11
Executive Compensation ....................................................   12
Item No. 2 - Approval of Bowater's 2002 Stock Option Plan .................   16
Section 16(a) Beneficial Ownership Reporting Compliance....................   20
Related Party Transactions ................................................   20
Report of the Audit Committee of the Board of Directors ...................   21
Appointment of Independent Auditors .......................................   21
Proposals by Shareholders .................................................   22
Expenses of Solicitation ..................................................   22
Financial Information .....................................................   22
Charter of the Audit Committee of the Board of Directors...................  A-1

                     --------------------------------------
                       ITEM NO. 1 - ELECTION OF DIRECTORS
                     --------------------------------------

INFORMATION ON NOMINEES AND DIRECTORS

         The Board of Directors is divided into three classes: Class I, Class II and Class III. Each class consists as nearly as possible of one-third of the total number of directors, and one class is elected each year for a three-year term. The term of the Class III directors expires this year, and the successors are to be elected at the Annual Meeting for a three-year term expiring in 2005. The terms of the Class I and Class II directors expire in 2003 and 2004, respectively.

         The following information is provided for the three nominees who are the Class III directors, and also for the Class I and Class II directors.


         NOMINEES FOR DIRECTORS TO BE ELECTED AT THE 2002 ANNUAL MEETING
                           OF SHAREHOLDERS (CLASS III)

FRANCIS J. AGUILAR     PROFESSOR EMERITUS OF HARVARD UNIVERSITY GRADUATE SCHOOL
Age: 69                OF BUSINESS -- Dr. Aguilar was a faculty member at the
Director since 1984    Harvard University Graduate School of Business from 1965
                       to 1995. Since 1994, he has served as Executive Director of the Management Education Alliance, a nonprofit educational corporation. Dr. Aguilar is also a director of Dynamics Research Corporation and also acts as an independent business consultant.

JOHN A. ROLLS          PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THERMION SYSTEMS
Age: 60                INTERNATIONAL -- Mr. Rolls has served as President and
Director since 1990    Chief Executive Officer of Thermion Systems
                       International, an aerospace and industrial heating systems company, since 1996. He was President and Chief
                       Executive Officer of Deutsche Bank North America, an international banking company, from 1992 to 1996.
                       Mr. Rolls was Executive Vice President and Chief
                       Financial Officer of United Technologies Corporation, a diversified aerospace and industrial products company, from 1986 to 1992. Prior to that he was Senior Vice
                       President and Chief Financial Officer of RCA Corporation.
                       Mr. Rolls is also a director of MBIA Inc., Thermion
                       Systems International and FuelCell Energy, Inc.

L. JACQUES MENARD      CHAIRMAN OF BMO NESBITT BURNS AND PRESIDENT OF THE BANK
Age: 56                OF MONTREAL GROUP OF COMPANIES, QUEBEC -- Mr. Menard has
Director since 2002    served as Chairman of BMO Nesbitt Burns and President of
                       the Bank of Montreal Group of Companies, Quebec, an investment banking company, since 2001. From 1994 until 2001, Mr. Menard served in various executive capacities with BMO Nesbitt Burns including as Deputy Chairman from
                       1997 until 2001. Prior to 1994, he was Chairman of the Executive Committee of Burns Fry, one of BMO Nesbitt
                       Burns' predecessor firms. Mr. Menard is also a director of N. Stein Tecknologie, RONA Groupe, Inc. and Gaz
                       Metropolitain and Company, Limited Partnership.


 DIRECTORS WHOSE TERMS END AT THE 2003 ANNUAL MEETING OF SHAREHOLDERS (CLASS I)

RICHARD BARTH          RETIRED CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
Age: 70                OF CIBA-GEIGY CORPORATION -- Mr. Barth became Chairman of
Director since 1991    Ciba-Geigy Corporation, a diversified chemical products
                       company, in 1990 and served in that capacity until its merger into Novartis Corporation in 1996. Mr. Barth was
                       President and Chief Executive Officer of Ciba-Geigy
                       Corporation from 1986 to 1996, Chief Financial Officer from 1979 to 1986, Secretary from 1974 to 1986, and General Counsel from 1970 to 1986. Mr. Barth is also a director of The Bank of New York and ImClone Systems,
                       Incorporated.

              DIRECTORS WHOSE TERMS END AT THE 2003 ANNUAL MEETING
                      OF SHAREHOLDERS (CLASS I) (continued)

JAMES L. PATE          CHAIRMAN OF PENNZOIL-QUAKER STATE COMPANY -- Mr. Pate has
Age: 66                been Chairman of the Board of Pennzoil-Quaker State
Director since 1996    Company, an automotive consumer products company, since
                       December 1998, and served as Chief Executive Officer from
                       December 1998 to May 2000. He was Chairman of the Board of Pennzoil Company from 1994 to December 1998, Chief
                       Executive Officer from 1990 to 1998 and President from
                       1990 to 1997. Mr. Pate is also a director of Crown Cork &
                       Seal Company, Inc.

CHARLES J. HOWARD      CHAIRMAN OF HOWARD, BARCLAY & ASSOCIATES LTD. --
Age: 59                Mr. Howard has been Chairman of Howard, Barclay &
Director since 1997    Associates Ltd., an investment-counseling firm, since
                       1994. He also has been President, Chief Executive
                       Officer, a director and the largest shareholder of Ausnoram Holdings Limited, an investment holding company with mining, oil and gas interests, since 1989.
                       Mr. Howard is also a director of Turbo Genset, Inc. and Unicorp Inc.

TOGO D. WEST, JR.      OF COUNSEL, COVINGTON & BURLING -- Mr. West has been Of
Age: 59                Counsel to Covington & Burling, a law firm headquartered
Director since 2002    in Washington, D.C., since 2000. From 1998 until 2000, he
                       served as Secretary of Veterans Affairs in the Clinton
                       Administration. From 1993 until 1998, he was Secretary of the Army, a period during which he also served as Chairman of the Panama Canal Commission. Mr. West is also a director of Krispy Kreme Doughnuts, Inc.


 DIRECTORS WHOSE TERMS END AT THE 2004 ANNUAL MEETING OF SHAREHOLDERS (CLASS II)

ARNOLD M. NEMIROW      CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF
Age: 58                BOWATER -- Mr. Nemirow became Chief Executive Officer of
Director since 1994    Bowater in 1995 and became Chairman in 1996. He has
                       served as President of Bowater since September 1994 and served as Chief Operating Officer of Bowater from September 1994 through February 1995.

ARTHUR R. SAWCHUK      CHAIRMAN OF MANULIFE FINANCIAL CORPORATION -- Mr. Sawchuk
Age: 66                has been Chairman of Manulife Financial Corporation, a
Director since 1998    financial services company since April 1998. He served as
                       acting President and Chief Executive Officer of Avenor
                       Inc., a forest products company, from November 1997 until its acquisition by Bowater in July 1998. Previously he held various positions with DuPont Canada Inc., a chemical and plastics company, serving as Executive
                       Chairman from September 1997 until his retirement in December 1997, Chairman of the Board from 1995 to 1997, and President, Chief Executive Officer and a director from 1992 to 1997. Mr. Sawchuk is also a director of Manitoba Telecom Services Inc. and Ontario Power
                       Generation Inc.

CINDA A. HALLMAN       PRESIDENT AND CHIEF EXECUTIVE OFFICER OF SPHERION
Age: 57                CORPORATION -- Ms. Hallman has served as President and
Director since 2000    Chief Executive Officer of Spherion  Corporation, a
                       recruitment, outsourcing and technology services company, since April 2001. From March 1998 until April 2001,
                       Ms. Hallman served as Senior Vice President, Global
                       Systems & Processes of E.I. du Pont de Nemours and
                       Company, a science and technology company. She served as DuPont's Senior Vice President of Functioning
                       Effectiveness and Global Services from 1997 to 1998, and
                       Vice President of Global Information Systems and Chief
                       Information Officer from 1992 to 1997. Ms. Hallman is also a director of Spherion Corporation.

                        --------------------------------
                          BOARD AND COMMITTEE MEETINGS
                        --------------------------------

COMMITTEE MEMBERSHIP

         The following table sets forth the membership of the standing committees of Bowater's Board of Directors.

                                            COMMITTEES
                    ------------------------------------------------------------
                                                HUMAN RESOURCES   NOMINATING AND
     DIRECTOR       AUDIT  EXECUTIVE  FINANCE   AND COMPENSATION    GOVERNANCE
--------------------------------------------------------------------------------
Francis J. Aguilar             X                       X
Richard Barth         X        X                                         X
Kenneth M. Curtis *                                                      X
Cinda A. Hallman      X
Charles J. Howard     X                  X
L. Jacques Menard
Arnold M. Nemirow              X
James L. Pate                            X             X
John A. Rolls                            X                               X
Arthur R. Sawchuk                                      X                 X
Togo D. West, Jr.
--------------------------------------------------------------------------------

         * Mr. Curtis' term as a director will expire at this Annual Meeting.

DESCRIPTION OF BOARD COMMITTEES

         Audit Committee. This Committee met four times in 2001. It reviews the scope and results of Bowater's annual audit, approves the non-audit services rendered by Bowater's independent auditors and considers the effect of such services on the independence of such auditors, recommends to the Board independent auditors for the ensuing year and reviews Bowater's accounting policies and systems of internal controls and internal auditing procedures. For further information concerning the work of the Audit Committee, see "Report of the Audit Committee of the Board of Directors" on page 21 of this Proxy Statement and the Audit Committee Charter attached to this Proxy Statement as Appendix A.

         Executive Committee. This Committee did not meet during 2001. It meets from time to time to make decisions between meetings of the Board under authority delegated by the Board of Directors.

         Finance Committee. This Committee met four times in 2001. It reviews and oversees Bowater's financial affairs. The Committee also provides financial oversight and direction of Bowater's pension and savings plans, including approving the selection of trustees and the amount of contributions to be made by Bowater under these plans. In addition, the Committee reviews and approves the adoption of actuarial and accounting methods and assumptions under these plans and reviews the action of management in establishing investment policy and administering the plans.

         Human Resources and Compensation Committee. This Committee met four times in 2001. It approves the adoption, amendment and termination of all employee pension and savings benefit plans, administers executive bonus plans and awards and stock option plans and grants under the plans, reviews programs employed by management in developing executive resources for current and future operations and reviews and approves the compensation of Bowater's executive officers.

         Nominating and Governance Committee. This Committee met three times in 2001. It recommends nominees for election to the Board and addresses issues of corporate governance for Board consideration. The Nominating and Governance Committee will consider recommendations for director nominees from shareholders. Shareholders who wish to make a recommendation to the Nominating and Governance Committee of a director nominee proposed for election at the 2003 Annual Meeting should comply with the procedure described in "Proposals by Shareholders" on page 22. The Committee also serves in an oversight capacity with respect to Bowater's compliance with environmental, health and safety regulations.

         The Board of Directors met seven times during 2001. All members attended 100% of the Board meetings and 100% of the meetings of committees on which they served.

                            -------------------------
                              DIRECTOR COMPENSATION
                            -------------------------

         Each director who is not a Bowater employee (an "Outside Director") is entitled to receive an annual retainer of $35,000, a fee of $1,500 per day for each Board meeting attended and a fee of $1,000 per day for each Board committee meeting attended. Each director is also reimbursed for reasonable expenses incurred in attending meetings. Outside Directors also are eligible to receive annual awards under the 2000 Stock Option Plan and the 2002 Stock Option Plan being presented for approval at this Annual Meeting. In January 2001, each Outside Director (serving at that time), except Ms. Hallman, was granted options to purchase 2,000 shares of Common Stock. Ms. Hallman, who became a director on November 1, 2000, was granted options to purchase 2,333 shares of Common Stock.

         On March 2, 2001, the 2000 Stock Option Plan was amended to provide that Outside Directors may elect to receive a single option grant in lieu of three years of director compensation (the "Directors' Plan"). The compensation waived includes the annual cash retainer, the board and committee meeting fees, and the annual stock option grant, but does not include annual retirement accruals or expense reimbursements. The participating directors will not receive any increases in director compensation or the benefits of any new director compensation arrangements during the three-year period. All participating directors received on May 9, 2001, options to purchase 20,000 shares of Common Stock with a per-share exercise price of $48.19 (the fair market value on that date). A director's right to exercise these options vests over a three-year period, one-third on each anniversary of the grant, assuming the director continues to serve on the Board. The Directors' Plan also provides that if a director leaves the Board during the three-year vesting period for any reason other than death or disability, the director forfeits all rights to unvested options. In accordance with the terms of Bowater's 2000 Stock Option Plan, if a change in control occurs, Bowater will purchase the options at the acceleration price defined in the 2000 Stock Option Plan. The 2002 Stock Option Plan being presented for approval at this Annual Meeting contains these same provisions. All Outside Directors except for Messrs. Curtis, Barth and West have elected to participate in the Directors' Plan. Mr. West was elected to the Board on March 1, 2002 and has made no elections with respect to director compensation. Messrs. Curtis and Barth each received on January 30, 2002, options to purchase 2,000 shares. Also on that date, Mr. Menard, who became a director on January 1, 2002, and elected to participate in the Directors' Plan, was granted an option to purchase 15,555 shares (which is 20,000 shares pro-rated for the period from January 2002 through April 2004).

         DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS

         Bowater's Deferred Compensation Plan for Outside Directors (the "Deferred Plan") permits Outside Directors to elect irrevocably to defer receipt of all or a part of their annual retainer and meeting fees. Compensation that a director has elected to defer under the Deferred Plan can be allocated to a cash account, a Bowater Common Stock account or both accounts, in increments of 10%, as elected by the director. On the date on which compensation to be deferred would have been payable, participating directors who have elected to allocate all or part of their deferred compensation to their Deferred Plan stock accounts will be credited with the number of shares of Common Stock, including fractional shares, having a value (with a 5% discount) equivalent to the amount of deferred compensation that they allocated to their stock accounts. Deferred compensation that is allocated to a cash account will be credited on the date on which such compensation would have been payable. Whenever dividends are paid on shares of Common Stock, each participant's stock account will be credited with additional shares having an undiscounted value equal to the amount of the dividend paid on a single share of such stock, multiplied by the number of shares of Common Stock, including fractional shares, credited to the participant's account on the dividend record date. Amounts credited to a Deferred Plan cash account will accrue interest on the average monthly balance of that account at a rate equal to the rate for the Fixed Income Fund maintained for Bowater's Salaried Employees' Savings Plan (the "Savings Plan"). Outside Directors can elect to transfer balances between the cash and stock accounts subject to certain conditions set forth in the Deferred Plan. Participants in the Deferred Plan may elect at the time of deferral to have their Deferred Plan accounts distributed to them in (a) either Common Stock or cash as soon as possible or in a stated number of years after they cease to be Outside Directors or (b) cash in either five or ten installments. All of the Outside Directors, except Directors Curtis, Menard, Howard, West and Hallman, have accounts under the Deferred Plan.

         RETIREMENT PLAN FOR OUTSIDE DIRECTORS

         Bowater also has a Retirement Plan for Outside Directors (the "Retirement Plan"). All of Bowater's current Outside Directors participate in the Retirement Plan. The Retirement Plan provides for normal retirement benefits equal to 10% of the participant's annualized retainer at the termination of service multiplied by the participant's years of service as an Outside Director of Bowater up to a maximum of ten years. Normal retirement benefits may begin at age 65 after the completion of five or more years of service, although early retirement is permitted (with Bowater's consent) upon attaining age 55 and completing five years of service. Participants who elect early commencement of benefit payments after retirement receive a reduced benefit. The Retirement Plan provides that a participant who was an Outside Director immediately prior to a change in control of Bowater and who is removed from or not renominated to his or her directorship by reason of the change in control is entitled to the early retirement benefits provided by the plan regardless of whether the plan requirements for early retirement have been satisfied. The calculation of these benefits will include fees paid for attending Board and committee meetings for the year preceding the change in control.

                               -------------------
                                 STOCK OWNERSHIP
                               -------------------

----------------------
 5% BENEFICIAL OWNERS
----------------------

        Bowater knows of no person who, or group that, owns beneficially more than 5% of the outstanding voting power as of March 14, 2002, except as set forth in the table below. Information in the table is based solely on Schedule 13G filings made by beneficial owners with the Securities and Exchange Commission.

                                            VOTING POWER        INVESTMENT POWER    TOTAL AMOUNT
NAME AND ADDRESS OF                     --------------------  --------------------  OF BENEFICIAL   PERCENT OF
BENEFICIAL OWNER                          SOLE      SHARED      SOLE      SHARED      OWNERSHIP      CLASS(1)
-------------------------------------   ---------  ---------  ---------  ---------  -------------   ----------
FMR Corp.(2)                              376,759      --     5,782,414      --       5,782,414       10.20%
  82 Devonshire Street
  Boston, MA 02109

Lord, Abbett & Co.                      4,813,304      --     4,813,304      --       4,813,304        8.49%
  90 Hudson Street
  Jersey City, NJ  07302

Wellington Management Company LLP(3)        --     3,657,247      --     4,642,827    4,642,827        8.19%
  75 State Street
  Boston, MA 02109

Franklin Resources, Inc.(4)             3,179,852      --     3,179,852      --       3,179,852        5.33%
  One Franklin Parkway
  San Mateo, CA  94403

---------------------
(1) On all matters submitted for shareholder vote, the Common Stock vote together as a single class with the special voting stock held by the Trustee. Under the Voting and Exchange Trust Agreement, the Trustee is entitled to cast a number of votes equal to the number of outstanding Exchangeable Shares not owned by Bowater and as to which the Trustee has timely received voting instructions from the Exchangeable Shareholders. Accordingly, percentages have been calculated based upon the total number of shares of Common Stock (55,128,639 shares) and Exchangeable Shares (1,686,406 shares) outstanding as of March 14, 2002. These numbers do not include any treasury shares.

(2) In an amendment dated February 13, 2002 to Schedule 13G, FMR Corp. ("FMR") reported that: (a) Edward C. Johnson 3d ("Johnson"), FMR's chairman, shares with FMR dispositive power over all of the shares listed; (b) FMR's wholly-owned subsidiary, Fidelity Management & Research Company (same address as FMR), acts as an investment adviser to various investment companies and, as a result, is the beneficial owner of 5,403,055 shares of Common Stock shown in the table and shares with FMR and Johnson the power to dispose of the 5,403,055 shares owned by the investment companies; (c) FMR's wholly-owned subsidiary, Fidelity Management Trust Company (same address as FMR), beneficially owns 292,159 shares of Common Stock as a result of its serving as investment manager of institutional accounts; (d) Fidelity Management Trust Company shares dispositive power over those shares with FMR and Johnson, has sole investment power regarding 292,159 shares of Common Stock, but has no power to vote or to direct the voting of 3,100 shares of these shares owned by the institutional accounts; (e) members of Johnson's family (including Abigail P. Johnson, having the same address as FMR), through their ownership of voting common stock and voting agreements, may be deemed to form a controlling group with respect to FMR;
     (f) Fidelity International Limited, Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, has sole voting and dispositive power with respect to 87,200 shares of Common Stock, by virtue of providing investment advisory and management services to a number of non-U.S. investment companies and institutional investors.

(3) In a Schedule 13G dated February 14, 2002, Wellington Management Company, LLP ("WMC") reported that these shares are owned of record by clients of WMC for which it serves as investment advisor. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than 5% of this class of securities.

(4) In a Schedule 13G dated February 14, 2002, Franklin Resources, Inc. ("FRI") reported that these securities are beneficially owned by investment companies or other managed accounts that are advised by investment advisory subsidiaries of FRI (which have investment and/or voting power over the securities owned by their investment advisory clients). Accordingly, such subsidiaries may be deemed to be the beneficial owners of the referenced securities. Charles B. Johnson and Rupert H. Johnson, Jr. (the "FRI Principal Shareholders") (each with the same business address as FRI) each owns in excess of 10% of the outstanding common stock of FRI. FRI and the FRI Principal Shareholders may be deemed to be the beneficial owners of securities held by persons and entities advised by FRI subsidiaries. The
     Schedule 13G reported that (a) one of the investment adviser subsidiaries, Templeton Global Advisors Limited (for which the business address is Lyford Cay, P.O. Box N-7759, Nassau, Bahamas), has sole voting power and sole dispositive power with respect to 3,020,200 of the shares shown; (b) Franklin Advisers, Inc. (same address as FRI) has sole voting power and sole dispositive power with respect to 156,000 of the shares shown; and (c) Templeton Investment Counsel, LLC (same address as FRI) has sole voting power and sole dispositive power with respect to 3,652 of the shares shown. Each of FRI, the FRI Principal Shareholders and the investment advisory subsidiaries disclaims any economic interest or beneficial ownership in the shares shown in the table above and are of the view that they are not acting as a "group" for purposes of the Securities Exchange Act of 1934, as amended, and that they are not otherwise required to attribute to each other the beneficial ownership of securities held by any of them or by any persons or entities advised by subsidiaries of FRI.

----------------------------------
 DIRECTORS AND EXECUTIVE OFFICERS
----------------------------------

         As of March 14, 2002, ownership of Common Stock and Exchangeable Shares by each of the directors and nominees for director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers of Bowater as a group was as follows:

                                                            % OF OUTSTANDING
                                                            COMMON STOCK AND
                                                           EXCHANGEABLE SHARES
                               AMOUNT AND NATURE OF          ENTITLED TO GIVE
NAME OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP(1)     VOTING INSTRUCTIONS(2)
------------------------      -----------------------     ----------------------
Arnold M. Nemirow                 590,176 (1)                        *
Arthur D. Fuller                  185,144 (1)                        *
E. Patrick Duffy                  168,007 (1)                        *
David G. Maffucci                 136,600 (1)                        *
Richard K. Hamilton                86,622 (1)                        *
Francis J. Aguilar                 36,501 (1)                        *
Richard Barth                      16,620 (1)                        *
Kenneth M. Curtis                   7,500 (1)                        *
Cinda A. Hallman                    8,503 (1)                        *
Charles J. Howard                  20,917 (1)                        *
L. Jacques Menard                   2,000 (1)                        *
James L. Pate                      18,132 (1)                        *
John A. Rolls                      27,731 (1)                        *
Arthur R. Sawchuk                  14,104 (1)                        *
Togo D. West, Jr.                     --  (1)                        *
Directors/Executive Officers
  as a group (25 persons)       1,881,047 (1)                      2.8%
------------
* Represents holdings of less than 1% of the outstanding shares of Common Stock and Exchangeable Shares.

(1) Beneficial ownership consists of shares owned directly or indirectly, and shares underlying options or other rights to acquire shares that are currently exercisable or that will be exercisable on or before May 13, 2002. The beneficial ownership stated above represents sole voting and investment power, except that 7,000 of Mr. Howard's shares are owned by Ausnoram Holdings Limited, of which Mr. Howard is a principal. Common Stock held in the Savings Plan is allocated to the accounts of Bowater's officers who participate in the plan. The number of shares of Common Stock allocated to officers is provided by the Savings Plan administrator in a statement for the period ending December 31, 2001, based on the market value of the applicable plan units held by the officer. This table also includes shares of Common Stock allocated under Bowater's Compensatory Benefits Plan (the "Compensatory Plan") based on a statement for the period ending December 31, 2001. Additional shares of Common Stock may have been allocated to the accounts of participants in the Savings Plan or Compensatory Plan since the date of the last statements from the plan administrators. Participants in the Compensatory Plan have no voting power with respect to share allocations but receive cash payouts based on the number of shares allocated to their accounts under the plan upon their retirement from Bowater, death, disability or other termination of employment (if they have three years of service), and do not have investment power over share allocations prior to that time. The number of shares allocated under each of the Savings Plan and the Compensatory Plan is subject to revision in order to comply with requirements respecting nondiscrimination standards and limitations on contributions under the Internal Revenue Code of 1986, as amended. The following table indicates the nature of Common Stock ownership of each individual listed in the table.

                                     DIRECT OWNERSHIP                                              SUBJECT TO OPTIONS
                                  ----------------------   DEFERRED    SAVINGS    COMPENSATORY   EXERCISABLE CURRENTLY
                                  COMMON    EXCHANGEABLE     PLAN       PLAN          PLAN       OR BEFORE MAY 13, 2002
                                  ------    ------------   --------    -------    ------------   ----------------------
Arnold M. Nemirow                 39,000          --            --      1,161          4,015            546,000
Arthur D. Fuller                  10,000          --            --      2,850          2,294            170,000
E. Patrick Duffy                   8,000          --            --        767          1,740            157,500
David G. Maffucci                  3,627          --            --      3,652          1,421            127,900
Richard K. Hamilton                4,700          --            --      3,828            594             77,500
Francis J. Aguilar                12,997          --        10,337         --             --             13,167
Richard Barth                         --          --        10,120         --             --              6,500
Kenneth M. Curtis                  1,000          --            --         --             --              6,500
Cinda A. Hallman                     670          --            --         --             --              7,833
Charles J. Howard                  8,000          --            --         --             --             12,917
L. Jacques Menard                  2,000          --            --         --             --                 --
James L. Pate                      1,000          --         3,965         --             --             13,167
John A. Rolls                         --          --        14,564         --             --             13,167
Arthur R. Sawchuk                     --       1,577         1,360         --             --             11,167
Togo D. West, Jr.                     --          --            --         --             --                 --
Directors/Executive Officers
  as a group (25 persons)        116,355       4,841        40,346     36,729         15,558          1,667,218

(2) The Common Stock votes together with the special voting stock held by the Trustee on all matters. Under the Voting and Exchange Trust Agreement, the Trustee is entitled to cast a number of votes equal to the number of outstanding Exchangeable Shares not owned by Bowater and as to which it has timely received voting instructions from Exchangeable Shareholders. Accordingly, percentages of total beneficial ownership have been calculated based upon the total number of shares of Common Stock and Exchangeable Shares outstanding as of March 14, 2002. In addition, under Rule 13d-3 of the Exchange Act, percentages have been computed on the assumption that shares of Common Stock that can be acquired within 60 days of March 14, 2002, upon the exercise of options by a given person are outstanding, but no other shares similarly subject to acquisition by other persons are outstanding.

                 ----------------------------------------------
                        HUMAN RESOURCES AND COMPENSATION
                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION
                 ----------------------------------------------

         The Human Resources and Compensation Committee (the "Committee") develops and administers the compensation programs for Bowater's executive officers. The Committee's goal is to develop and monitor executive compensation programs that are consistent with strategic business objectives and shareholder interests.

         The Committee is composed entirely of independent, Outside Directors who have not served as officers of Bowater and have no interlocking relationships, as contemplated in the Securities and Exchange Commission's regulations.

KEY ELEMENTS AND POLICIES FOR COMPENSATION OF EXECUTIVE OFFICERS

         Bowater's basic policy for executive officers is that compensation should vary depending on Bowater's success in the following areas:

         o Performance versus Bowater's financial and strategic objectives, and

         o        Creation of shareholder value.

         The key elements of Bowater's 2001 executive compensation program were base salary, the Annual Incentive Plan, the 2000-2002 Long-Term Incentive Plan and stock-based incentive compensation.

         o To determine appropriate compensation levels within each pay component, the Committee considered all elements of the executive compensation program. Base salaries and targeted annual incentive payouts for executive officers generally were set above the median of comparable executives employed by a number of other companies in the paper and forest products industry (the "Comparable Group"). Actual total compensation depended on Bowater's performance.

         o Competitive market data was provided by an independent compensation consultant. Bowater reviewed the pay practices of Comparable Group companies. The Comparable Group includes many of Bowater's peer companies included in the Dow Jones Paper Products Group listed in the Total Shareholder Return chart on page 11 of this Proxy Statement, as well as other paper and forest products companies. The Committee believed this criteria provided reasonable pay comparisons, enabling Bowater to assure that executives were being paid fairly while assuring shareholders and Bowater that executive pay levels were reasonable.

BASE SALARY

         Executive officers' salaries are generally set to place them above median levels of executive compensation at comparable companies as described above, considering the scope of the individual's responsibilities relative to the responsibilities of executives at comparable companies. Competitive market considerations form the primary basis for setting base salary levels, since performance plays such a large role in determining annual and long-term incentives. However, in setting base salary levels, the Committee also considers the officer's performance against individual objectives during the preceding year, the profits of the individual's business unit, and Bowater's profits during the preceding year for officers with corporate-wide responsibilities.

ANNUAL INCENTIVE PLAN

         The Annual Incentive Plan used six performance measures in 2001: return on net assets ("RONA"), return on capital spending, operating unit performance, operating unit profit improvement, coated paper project completion and sales performance. Each executive's annual incentive award was based on at least three of these measures, each weighted from 5% to 80%, depending on the executive's responsibility and function.

         o RONA was measured at the divisional and corporate levels, with awards based on performance relative to goals established at the beginning of the year. The capital-intensive nature of Bowater's business means that it is critical to evaluate earnings in the context of the resources required to generate them. In addition, there has been a strong historical relationship between RONA and market valuation for companies in the paper and forest products industry.

         o Return on capital spending targets were set to reflect Bowater's priority to spend capital dollars on the highest return capital projects.

         o Operating unit performance goals were established to reflect Bowater's desire to improve performance in one or more of the areas of safety, productivity, quality, cost reduction and operating income. These goals mirror the performance criteria established for Bowater's gainsharing programs, which generally apply to employees not in the Annual Incentive Plan.

         o Operating unit profit improvement goals were set based on successful implementation of cost savings initiatives.

         o Coated paper project completion targets were set for the expansion of the Nuway coating facility in Benton Harbor, Michigan, the establishment of a new coating facility in Covington, Tennessee, and the conversion of a newsprint machine to produce coated paper at the Catawba, South Carolina mill.

         o Sales performance goals were established to reflect Bowater's focus on improving operating efficiencies through optimizing product mix and reducing sales and distribution costs for both Bowater and its customers.

         Bowater's performance during 2001 resulted in annual incentive awards ranging from 35.8% to 173.4% of target levels.

LONG-TERM INCENTIVE PLAN ("LTIP")

         The 2000-2002 LTIP is designed to link rewards of key executives with Bowater's Common Stock performance. The three-year plan rewards executives based on total shareholder return for the period from January 1, 2000, through December 31, 2002, relative to a peer group. It also permits an additional payment to be made at the discretion of the Board of Directors based on its evaluation of Bowater's strategic progress. The maximum total payment from both portions is 250 percent of a participant's salary on December 31, 2002. All executive officers participate in the 2000-2002 LTIP.

STOCK OPTIONS

         Stock options continue to play an important role in linking executives' compensation to Bowater's Common Stock performance, and thus to the interests of shareholders. The number of options granted to each executive officer is based on the executive's position rank. In 2001 stock options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. Accordingly, the options have value to the option holder only if the stock price appreciates.

         The Committee believes this design focuses executives on the creation of shareholder wealth over the long term.

POLICY WITH RESPECT TO CORPORATE TAX DEDUCTION LIMIT

         In order to maintain flexibility to attract and retain qualified executives, the Committee may allow for compensation that is not deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Bowater paid certain non-deductible compensation to Mr. Nemirow in 2001, the impact of which was not material to Bowater.

COMPENSATION OF THE CEO DURING 2001

         The Committee annually reviews Mr. Nemirow's salary level and considers such factors as individual performance and contribution to Bowater's success when contemplating future salary adjustments. Mr. Nemirow's 2001 salary was determined on the same basis as the base salaries for all executive officers, as described above. Mr. Nemirow's 2001 payout under the Annual Incentive Plan was based on the measures described above, weighted as follows: RONA - 50%, Return on Capital Spending - 25%, and Operating Unit Performance - 25%. In addition, stock options for 100,000 shares of Common Stock were granted to Mr. Nemirow in 2001. These options have terms identical to, and were determined on the same basis as, those of all executive officers as described above.

         All members of the Human Resources and Compensation Committee concur in this report.

Francis J. Aguilar (Chairman)
James L. Pate
Arthur R. Sawchuk

                          ----------------------------
                            TOTAL SHAREHOLDER RETURN
                          ----------------------------

       BOWATER VS. DOW JONES PAPER PRODUCTS GROUP AND S&P 500 - 1996-2001

         The table below compares the cumulative shareholder return of the Common Stock for the last five years with the cumulative total return of the Dow Jones Paper Products Group* and the S&P 500, assuming a $100 investment on December 31, 1996.


                              [PERFORMANCE GRAPH]

                                                         12/1996    12/1997    12/1998    12/1999    12/2000    12/2001
                                                         -------    -------    -------    -------    -------    -------
Bowater Incorporated...............................      $100.00     120.23     114.17     152.17     160.51     138.20
S&P 500............................................      $100.00     133.35     171.45     207.52     188.61     166.20
Dow Jones Paper Products Group*....................      $100.00     107.92     113.09     151.18     119.11     119.20

----------

* Companies include: Boise Cascade Corporation, Bowater Incorporated,
  Caraustar Industries, Inc., International Paper Company, The Mead Corporation, Pope & Talbot, Inc., Wausau-Mosinee Paper Corporation, and Westvaco Corporation.

                           --------------------------
                             EXECUTIVE COMPENSATION
                           --------------------------

         The following table sets forth information concerning all compensation paid by Bowater and its subsidiaries during the 1999, 2000 and 2001 fiscal years to the Chief Executive Officer and the four executive officers other than the Chief Executive Officer with the highest salaries and bonuses during fiscal year 2001, for services rendered in all capacities to Bowater and its subsidiaries during these fiscal years. These officers are referred to collectively herein as the "Named Executive Officers".

                           SUMMARY COMPENSATION TABLE

                                                                                           Long-Term
                                                                                         Compensation
                                                                                         ------------
                                                                                            Awards
                                                         Annual Compensation             ------------
                                               ---------------------------------------    Securities
                                                                          Other Annual    Underlying
Name and Principal                                                        Compensation   Options/SARs      All Other
Position During 2001                 Year      Salary ($)     Bonus ($)     ($)(1)           (#)         Compensation ($)
---------------------------------    ----      ----------     ---------   ------------   ------------    ----------------
Arnold M. Nemirow                    2001       941,539(2)     648,499        --           100,000           42,319(2)
  Chairman, President and            2000       860,000        750,298        --           217,000           37,597
  Chief Executive Officer Officer    1999       800,000        559,232        --           101,000           33,720

Arthur D. Fuller                     2001       468,000        351,721        --            35,000           21,984(3)
  Executive Vice President and       2000       450,000        350,834        --            89,100           25,489
  President-Newsprint Division       1999       427,345(3)     354,551        --            36,000           18,356

E. Patrick Duffy                     2001       435,692(4)     324,210        --            30,000           19,581(4)
   Senior Vice President and         2000       407,115(4)     311,000        --            68,800           22,726
   President-Coated and              1999       376,535(4)     260,665        --            26,000           16,680
   Specialty Papers Division

David G. Maffucci                    2001       400,000        206,200        --            30,000           18,300(5)
   Senior Vice President             2000       375,000        240,563        --            68,800           21,631
   and Chief Financial Officer       1999       356,055(5)     209,900        --            26,000           16,550

Richard K. Hamilton                  2001       335,000        186,763        --            25,000           18,535(6)
   Vice President and President-     2000       302,500        226,421        --            59,500           18,448
   Forest Products Division          1999       275,000        182,325        --            26,000           11,592

------------

(1) Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total salary and bonus of any Named Executive Officer for the years shown.

(2) Amounts included under "Salary" for Mr. Nemirow for 2001 include $16,539 from the sale of earned vacation days back to Bowater. Amounts included under "All Other Compensation" for 2001 consist of Bowater contributions of $7,800 under the Savings Plan and $34,519 under the Compensatory Plan.

(3) Amounts included under "Salary" for Mr. Fuller for 1999 include $7,345 from the sale of earned vacation days back to Bowater. Amounts included under "All Other Compensation" for 2001 consist of Bowater contributions of $7,800 under the Savings Plan and $14,184 under the Compensatory Plan.

(4) Amounts included under "Salary" for Mr. Duffy for 2001, 2000 and 1999 include $7,692, $7,115 and $6,535, respectively, from the sale of earned vacation days back to Bowater. Amounts included under "All Other Compensation" for 2001 consist of Bowater contributions of $108 under the Savings Plan and $19,473 under the Compensatory Plan.

(5) Amounts included under "Salary" for Mr. Maffucci for 1999 include $6,055 from the sale of earned vacation days back to Bowater. Amounts included under "All Other Compensation" for 2001 consist of Bowater contributions of $7,800 under the Savings Plan and $10,500 under the Compensatory Plan.

(6) Amounts included under "All Other Compensation" for Mr. Hamilton for 2001 consist of $2,135 of excess healthcare benefits and Bowater contributions of $10,070 under the Savings Plan and $6,330 under the Compensatory Plan.

----------------------
 STOCK OPTIONS GRANTS
----------------------

         The following table sets forth information regarding options and stock appreciation rights ("SARs") granted with respect to Common Stock made by Bowater to the Named Executive Officers during 2001.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                           Individual Grants
---------------------------------------------------------------------------------------------------
                           Number of Securities       % of Total Options/    Exercise                  Grant Date
                        Underlying Options/SARs(1)    SARs(1) Granted to      Price      Expiration   Present Value
Name                           Granted (#)            Employees in 2001      $/Share       Date(2)       ($)(3)
-------------------     --------------------------    -------------------    --------    ----------   -------------
Arnold M. Nemirow              100,000(4)                    10.71            51.93       1/30/2011     1,793,000
Arthur D. Fuller                35,000(4)                     3.75            51.93       1/30/2011       627,550
E. Patrick Duffy                30,000(4)                     3.21            51.93       1/30/2011       537,900
David G. Maffucci               30,000(4)                     3.21            51.93       1/30/2011       537,900
Richard K. Hamilton             25,000(4)                     2.68            51.93       1/30/2011       448,250

----------------

(1) SARs consist of equity participation rights ("EPRs") under Bowater's Equity Participation Rights Plan.

(2) The plan under which the options were granted and the option agreements set forth earlier expiration dates under certain circumstances.

(3) The present values of these options were calculated using the Black-Scholes option pricing model and assuming volatility of 32.04%, a risk free return rate of 5.09%, dividends at the rate of $0.80 per share and an average expected option life of 5.95 years. The ultimate values of the options will depend on the future market price of the Common Stock. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Common Stock over the exercise price on the date the option is exercised.

(4) Options with respect to 50% of the covered shares of Common Stock became exercisable on January 30, 2002, and options with respect to the remaining 50% of the shares of Common Stock will become exercisable on January 30, 2003, if certain conditions are met. In addition, the plan under which the options were granted provides that the exercisability date is accelerated and Bowater is required to repurchase outstanding options at a defined acceleration price upon the occurrence of a change in control event as defined in the plan.


------------------------
 STOCK OPTION EXERCISES
------------------------

    The table below sets forth information concerning (1) Common Stock options exercised by Named Executive Officers during 2001 and (2) the value at December 31, 2001 of SARs and unexercised Common Stock options held by the Named Executive Officers.

     AGGREGATED OPTION EXERCISES IN 2001 AND 2001 YEAR-END OPTION/SAR VALUES

                                                        Number of Securities Underlying        Value of Unexercised
                                                          Unexercised Options/SARs at        In-the-Money Options/SARs
                             Shares                              12/31/2001 (#)                at 12/31/2001 ($)(1)
                          Acquired on       Value       -------------------------------     ---------------------------
 Name                     Exercise (#)   Realized ($)     Exercisable / Unexercisable       Exercisable / Unexercisable
 -------------------      ------------   ------------   -------------   ---------------     -----------   -------------
 Arnold M. Nemirow            8,000        125,875         505,500    /     208,500          4,590,717   /     --
 Arthur D. Fuller                --             --         163,050    /      79,550            918,889   /     --
 E. Patrick Duffy                --             --         147,900    /      64,400            954,826   /     --
 David G. Maffucci               --             --         120,400    /      64,400            547,639   /     --
 Richard K. Hamilton             --             --          95,750    /      54,750            361,139   /     --
---------------------

(1) Based on the difference between the option exercise price and the closing price of Bowater's Common Stock on the New York Stock Exchange on December 31, 2001, of $47.70.

-------------------------
 STOCK RETENTION PROGRAM
-------------------------

         Bowater has established stock ownership guidelines for directors and senior executives as a way to better align their financial interests with those of shareholders. In order to be eligible for future bonus payments, senior executives are required to own stock with a value equal to a specified multiple of their base salaries. The requisite multiples are three for the Chief Executive Officer, two for executive and senior vice presidents and certain vice presidents and one-half to one for certain corporate vice presidents, divisional vice presidents and others, depending on their respective position ranks. In addition, directors are expected to own stock having a value equal to three times their annual retainers. Up to one-half of the ownership requirement must be satisfied through Common Stock or Exchangeable Shares owned outright or through Bowater benefit plans; the remainder may be met through vested stock options or vested equity participation rights. Covered individuals are expected to comply fully with these guidelines within three to four years after the executive's employment with Bowater or promotion to a covered position, or the director's election to the Board. As of the Record Date, all covered individuals who were required to comply with the Stock Retention Program were in full compliance.

---------------------------------------------
 EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS
---------------------------------------------

         Each Named Executive Officer (collectively, the "Executives") is party to an employment agreement (collectively, the "Agreements"). Each Agreement continues until death, disability, retirement or written notice of termination by either Bowater or the Executive. In the event of a "change in control," as defined in the CIC Agreements described below, the term of the Agreements continues for not less than three years unless the Executive terminates his employment for other than "good reason" (as defined in the CIC Agreements). The Agreements provide for payment to each Executive of an annual base salary and for the Executive's participation in Bowater's various bonus and benefit plans in effect from time to time while the Agreements are in effect. In the event the Executive's employment is involuntarily terminated for reasons other than death, disability, retirement or "cause" (defined in the Agreements as gross negligence or willful misconduct by the Executive either in the course of his employment or that has a material adverse effect on Bowater or on the Executive's ability to perform his duties adequately and effectively), the Agreements provide for payments equal to two years of annual base salaries and annual incentive awards, plus a prorated annual incentive award for the year of termination. Mr. Nemirow's Agreement provides that, for purposes of determining the benefits due under Bowater's benefits plans, he will receive credit for continuous employment at an accelerated rate.

         Each Executive is also a party to a change in control agreement with Bowater (collectively, the "CIC Agreements"). The CIC Agreements continue until an Executive's employment is terminated and all obligations thereunder have been satisfied. Following a change in control of Bowater, if an Executive's employment is terminated within 36 months (except for a termination due to death, disability, or for "cause" (defined as gross negligence that has not been cured, willful misconduct that has not been cured, or conviction of a felony, which action has a demonstrable and material adverse effect upon Bowater)), or if the Executive elects to terminate his employment either (a) for good reason or (b) during a 30-day period after the first anniversary of the change in control, the Executive will receive his accrued salary, a prorated annual incentive award and all benefits under Bowater's benefit plans and policies to which he is entitled through his date of termination.

         In addition, the Executive will receive, in lieu of any severance payments provided in his employment agreement described above, an amount equal to the sum of: (a) three times the Executive's annual base salary in effect when the Executive is terminated or, if higher, the Executive's annual base salary in effect immediately prior to the change in control; (b) three times the highest possible annual incentive award that could have been awarded to the Executive under the annual incentive plan in effect when the Executive is terminated, or, if higher, during the year of the change in control; (c) three times the largest annual contribution that could have been made by Bowater to its savings plans on the Executive's behalf for the year in which the Executive is terminated or, if higher, for the year of the change in control; (d) thirty percent of the Executive's annual base salary in effect when the Executive is terminated, or, if higher, the Executive's annual base salary in effect immediately prior to the change in control (as compensation for certain other benefits lost as a result of the termination of employment); (e) an amount equal to the present value of the additional retirement benefits the Executive would have earned for the three years following the Executive's termination date; and (f) retiree health care and life insurance coverage on substantially the same terms as would have been provided to Executive retirees as of the date of the change in control. If an Executive's employment is terminated within 36 months following a change in control due to death, disability, or for cause, the Executive will receive his accrued compensation and all benefits to which he is entitled through the date of termination, and, if the termination is not due to cause, a prorated annual incentive award.

         The CIC Agreements define a "change in control" as occurring if: (a) any person becomes beneficial owner of an amount of Bowater stock representing 20% or more of the combined voting power of Bowater's then outstanding voting securities, unless the Board has approved the acquisition of up to 50% of these securities or the person has filed a Schedule 13G indicating the person's intent to hold the securities for investment; (b) less than 50% of the total membership of the Board are continuing directors (as defined in the CIC Agreements); or (c) Bowater's shareholders approve a merger or consolidation of Bowater, or reorganization of Bowater or an agreement for the sale or other disposition of substantially all of Bowater's assets unless at least 50% of the voting power of the resulting entity is still owned by previous Bowater shareholders or at least 50% of the board of directors of the resulting entity are previous Bowater directors.

         The CIC Agreements define "good reason" as: (a) an adverse change in the Executive's status, title, position or responsibilities (including a change in reporting relationships) as in effect within 180 days prior to the change in control or any time thereafter; the assignment to the Executive of any duties or responsibilities that, in the Executive's reasonable judgment, are inconsistent with the Executive's status, title, position or responsibilities as in effect at any time within 180 days preceding the date of a change in control or any time thereafter; or any removal of the Executive from or failure to reappoint or reelect the Executive to any office or position held prior to the change in control, except in connection with the termination of the Executive's employment due to death, disability, or for "cause" (as defined above), or by the Executive other than for good reason; or (b) failure to pay or provide the Executive the salary and benefits, in the aggregate, at least comparable to those to which he was entitled within 180 days preceding the change in control; or (c) the reduction of the Executive's salary as in effect on the date of the change in control or any time thereafter; or (d) Bowater's failure to obtain from any successor its assumption of the CIC Agreement; or (e) the relocation of the Executive's principal office to a location more than 35 miles from its location immediately prior to the change in control or a substantial increase in the Executive's travel obligations following the change in control.

         The CIC Agreements also generally provide a terminated Executive with:
(a) either a cash payment of $20,000 or outplacement assistance; (b) a grossed up reimbursement of certain excise taxes that may be levied on "excess parachute payments;" and (c) the right to receive a lump sum payment equal to the present value of any non-statutory retirement benefits to which the Executive is entitled. A terminated Executive will also be entitled to be paid or reimbursed for all costs incurred (or to be incurred): (x) in connection with confirming the Executive's rights to and amounts of payments due under the CIC Agreement;
(y) to dispute or contest any termination of the Executive's employment following a change in control or to enforce the terms of the CIC Agreement; or
(z) in connection with any audit relating to any payment or benefit provided under the CIC Agreement.

---------------------
 RETIREMENT BENEFITS
---------------------

         The following table shows the total estimated annual pension benefits payable to the Named Executive Officers under Bowater's qualified, nonqualified benefits restoration and nonqualified supplemental retirement plans upon retirement at age 65, calculated on a straight life annuity basis. Benefits to the Named Executive Officers are not reduced by any offset for Social Security benefits.

              COMBINED RETIREMENT PLANS TABLE OF ESTIMATED BENEFITS

FINAL AVERAGE  5 YEARS   10 YEARS   15 YEARS   20 YEARS   25 YEARS  30 OR MORE
  EARNINGS*    SERVICE   SERVICE    SERVICE    SERVICE    SERVICE  YEARS SERVICE
  --------     -------   --------   --------   --------   -------- -------------
$  450,000    $ 56,250   $112,500   $168,750   $225,000   $247,500    $270,000
   500,000      62,500    125,000    187,500    250,000    275,000     300,000
   550,000      68,750    137,500    206,250    275,000    302,500     330,000
   600,000      75,000    150,000    225,000    300,000    330,000     360,000
   650,000      81,250    162,500    243,750    325,000    357,500     390,000
   700,000      87,500    175,000    262,500    350,000    385,000     420,000
   750,000      93,750    187,500    281,250    375,000    450,000     450,000
 1,400,000     175,000    350,000    525,000    700,000    770,000     840,000
 1,500,000     187,500    375,000    562,500    750,000    825,000     900,000

* Average annual earnings for best three non-overlapping twelve consecutive month periods in the 60 months preceding retirement.

Retirement benefits are payable under one or more of the following plans: a qualified plan covering all salaried employees, which provides pension benefits based on earnings; a nonqualified benefits restoration plan, which provides a make-up of qualified plan benefits limited by the imposition of statutory Code limitations; and a nonqualified supplemental plan covering designated senior executives including the Named Executive Officers (the "Supplemental Plan"), which provides benefits in addition to those under the other two plans. The definition of compensation under the Supplemental Plan includes those categories of compensation under the salary and bonus headings in the Summary Compensation Table and does not include compensation in any of the other headings of the Summary Compensation Table. The Supplemental Plan provides for vesting of accrued benefits in the event of a change in control followed by termination of employment of a covered employee not for cause. The Supplemental Plan also provides that benefits payable to a participant who retires before age 60 are subject to a reduction of .5% for each full month of retirement before age 60. The two other plans described above provide that in the event of a change in control, each participant in the plans will become 100% vested in his accrued benefits. This table assumes retirement in 2001 with payments beginning at age
65. At that time, the individuals listed in the Summary Compensation Table above had the following final average earnings (as defined above) and credited number of years of service: Mr. Nemirow, $1,451,897, 14.7 years (Mr. Nemirow received additional years of service after his fifth year employment anniversary under the terms of his employment agreement); Mr. Fuller, $737,596, 6.9 years; Mr. Duffy, $650,272, 6.8 years; Mr. Maffucci, $561,270, 24.5 years; and Mr.
Hamilton, $483,039, 6.5 years.

          -------------------------------------------------------------
            ITEM NO. 2 - APPROVAL OF BOWATER'S 2002 STOCK OPTION PLAN
          -------------------------------------------------------------

         Bowater has established the 2002 Stock Option Plan in order to secure for itself and its shareholders the benefits arising from (a) providing long-term incentive compensation opportunities to those key employees and officers of Bowater and its subsidiaries who will be responsible for its future growth and continued success, and (b) aligning the interests of the Board members with Bowater's shareholders. The Plan provides a means whereby these key employees, officers and Outside Directors may (x) be awarded restricted or nonrestricted stock awards, (y) acquire shares of Common Stock pursuant to stock options, and (z) be awarded stock appreciation rights ("SARs"). The Plan is being adopted because no shares are currently available to be granted under Bowater's other existing stock option plans.

         Key features of the Plan include:

         o a prohibition against the repricing or reloading of stock options or SARs;

         o a prohibition against granting options with an exercise price less than the fair market value of Common Stock on the date of grant;

         o authorization of 2,600,000 shares subject to the Plan (4.6% of both the outstanding Common Stock and Exchangeable Shares entitled to give voting instructions, and 4.7% of all outstanding Common Stock, all as of the record date for the Annual Meeting);

         o limits on the number of awards (generally 200,000 shares) that may be granted to any individual under the Plan each year; and

         o limits on the percentage of shares (5%) subject to the Plan that may be granted in the form of restricted or nonrestricted stock.

         The Plan has been designed to the extent possible to comply with the provisions of Section 162(m) of the Code. In an effort to ensure that options, SARs and restricted stock awarded under the Plan will qualify as performance-based compensation, which is generally deductible, the Plan is being submitted to shareholders for approval at the Annual Meeting. Bowater believes compensation payable under the Plan, except for nonrestricted stock awards, if any, will be deductible for federal income tax purposes under most circumstances. However, under certain circumstances such as death, disability and a change in control (as defined in the Plan), compensation not qualified under Section 162(m) of the Code may be payable. By approving the Plan, shareholders will be approving, among other things, the performance measures, eligibility requirements and limits on various stock awards contained in the Plan. The affirmative vote of holders of a majority of the shares voting on the issue at the Annual Meeting is required to approve the Plan.

         Administration. The Human Resources and Compensation Committee of the Board (the "Committee") will administer the Plan. However, in the case of awards made to Outside Directors, the Board will act as the Committee. Among other things, the Committee will have the authority, subject to the terms of Plan, to select officers, employees and Outside Directors to whom awards may be granted, to determine the type of award as well as the number of shares of Bowater Common Stock to be covered by each award and to determine the terms and conditions of each award. The Committee also will have the authority to adopt, alter and repeal rules, guidelines and practices governing the Plan as it deems advisable, to interpret the terms and provisions of the Plan and any awards issued and to otherwise supervise the administration of the Plan. All decisions made by the Committee or the Board under the Plan will be final and binding.

         Eligibility. Key employees and officers of Bowater and its subsidiaries designated by the Committee and all Outside Directors are eligible to be granted awards under the Plan. Accordingly, it is not possible to estimate at this time the number of persons who will be eligible to participate in the Plan. Because each of Bowater's executive officers and Outside Directors is eligible to receive a grant under the Plan, each may be deemed to have an interest in the approval of the Plan.

         Performance Goals. The Committee may, but is not required to, establish performance-related goals to be used in connection with conditions, restrictions and limitations for grants under the Plan (except for nonrestricted stock awards) within ninety days of the date of grant. The goals will be selected from among the following factors, or any combination of them, as the Committee deems appropriate: total shareholder return; growth in revenues, sales, net income, stock price and/or earnings per share; return on assets, net assets and/or capital; return on shareholders' equity; debt/equity ratio; working capital; safety; quality; Bowater's financial performance versus peers; cost reduction; productivity; market mix; and economic value added. The Committee may select among the goals specified from award to award, and the Committee need not select the same, or any, goals for each grantee. The Committee must certify that the performance goals for each grant, if any, have been met before the grant will become vested or exercisable (as the case may be).

         Plan Features. The Plan authorizes the issuance of up to 2,600,000 shares of Bowater Common Stock through the grant or exercise of stock options (including incentive stock options ("ISOs") to key employees and officers), SARs and restricted and nonrestricted stock awards, but not more than 5% of the shares subject to the Plan may be issued as a restricted or nonrestricted stock award. No single participant may be granted awards under the Plan covering more than 200,000 shares of Common Stock in any one calendar year, and no ISO may be granted if the award would result in the participant's owning more than 10% of the outstanding stock of Bowater calculated in accordance with the attribution rules of Section 424 of the Code. In the event of any change in the outstanding shares of Common Stock by reason of any share dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the number of shares subject to the plan and outstanding awards will be proportionately adjusted. If any awards expire or terminate, the shares subject to those awards will again be available for grant under the Plan.

         Subject to the foregoing limits, the shares available under the Plan may be allocated among the various types of awards and among the participants as the Committee deems appropriate. Awards may be granted on such terms as the Committee may determine, except that the exercise price for stock options and the base price for SARs must be no less than the fair market value of Bowater Common Stock on the date of grant, and ISOs may not be exercisable beyond the tenth anniversary of the date of grant.

         As indicated above, several types of stock-related grants can be made under the Plan. A summary of these grants is set forth below.

         Stock Options. The Plan authorizes the Committee to grant options to purchase Common Stock at an exercise price equal to or above the fair market value of Bowater Common Stock on the date of grant. An option that satisfies the requirements of Section 422 of the Code may be designated by the Committee as an ISO. The principal difference between ISOs and nonqualified options is their tax treatment. See "Federal Income Tax Consequences." Also, ISOs may not be granted to Outside Directors. The aggregate fair market value, determined on the date of grant, of the shares with respect to which ISOs granted to a grantee under all plans of Bowater and its subsidiaries that may become exercisable during a calendar year may not exceed $100,000. To the extent that any such options exceed this limitation, the excess options will be deemed to be nonqualified options. The Plan permits grantees to pay the exercise price of options in cash, stock (valued at its fair market value on the date preceding notice to the Committee) or a combination of cash and stock. The Plan prohibits the repricing or reloading of options. ISOs and nonqualified options will become immediately exercisable in full in the event of a change in control of Bowater (as defined in the Plan). A grantee may exercise an ISO or a nonqualified option, as the case may be, to the extent such option has become exercisable, by complying with Bowater's notification procedures.

         Stock Appreciation Rights. The Committee may grant tandem SARs or non-tandem SARs, each as defined in the Plan. The principal difference between a tandem SAR and a non-tandem SAR is that the exercisability of a tandem SAR is related to an option and the exercisability of a non-tandem SAR is not so related. The base price of a non-tandem SAR must be set by the Committee at or above the fair market value of a share as of the date of the award. The base price of a tandem SAR must equal the exercise price of the related option. A grantee who is awarded a SAR will be entitled to receive from Bowater, at the time the SAR is exercised, that number of shares of Common Stock having an aggregate fair market value (as defined in the Plan) as of the date of exercise equal to the product of (a) the number of shares as to which the grantee is exercising the SAR, and (b) the excess of the fair market value (at the date of exercise) of a share over the base price of the SAR. The Committee, in its sole discretion, may elect to settle all or a portion of Bowater's obligation arising out of the exercise of a SAR by the payment of cash in an amount equal to the fair market value as of the date of SAR exercise of the shares that it would otherwise be obligated to deliver. A tandem SAR will be exercisable only to the extent that the related option is exercisable. A tandem SAR will be canceled to the extent that the related option is exercised, and the option will be canceled to the extent that the related tandem SAR is exercised. Non-tandem SARs will be exercisable as determined by the Committee at the date of grant. The Plan prohibits the repricing or reloading of SARs. A SAR will become immediately exercisable in full in the event of a change in control of Bowater (as defined in the Plan). A grantee may exercise a SAR to the extent it has become exercisable by complying with Bowater's notification procedures.

         Restricted and Nonrestricted Stock. The Committee may grant restricted or nonrestricted stock awards under the Plan. Shares awarded will be transferred in consideration of the services of the grantee with or without other payment therefor as determined by the Committee and will be issued in the grantee's name. The grantee will have all of the rights of ownership of such shares, subject to the terms, conditions, restrictions and limitations established by the Committee and the Plan, except that if a restricted stock award is granted subject to a risk of forfeiture that will lapse solely based on whether the grantee remains employed by Bowater or a subsidiary, or as an Outside Director for a minimum period, the vesting period selected by the Committee may not be less than one year. Any condition providing for forfeiture of a restricted stock award upon the occurrence or non-occurrence of a specified event or events will immediately lapse in the event of a change in control of Bowater (as defined in the Plan).

         Federal Income Tax Consequences. The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options, SARs and restricted and nonrestricted stock awards. The laws governing the tax aspects of awards are highly technical and are subject to change. In addition, the grant and exercise of options and awards under the Plan to employees outside the United States may be taxed on a different basis.

         o Nonqualified Options and SARs. Upon the grant of a nonqualified option (with or without a SAR), the grantee will not recognize any taxable income, and Bowater will not be entitled to a deduction. Upon the exercise of such an option or a SAR, the excess of the fair market value of the shares acquired on the exercise of the option over the option price (the "spread"), or the consideration paid to the grantee upon exercise of the SAR, will constitute compensation taxable to the grantee as ordinary income. In determining the amount of the spread or the amount of consideration paid to the grantee, the fair market value of the stock on the date of exercise is used. Bowater, in computing its federal income tax, will generally be entitled to a deduction in an amount equal to the compensation taxable to the grantee.

         o ISOs. A grantee will not recognize taxable income on the grant or exercise of an ISO. However, the spread at exercise will constitute a tax preference item includable in an alternative minimum tax computation, and thereby may subject the grantee to the alternative minimum tax. Upon the disposition of shares of stock acquired through the exercise of an ISO after (a) two years from the date of grant of the ISO and (b) one year from the date of transfer of the shares to the grantee (the "ISO Holding Period"), the grantee will recognize long-term capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the exercise price. Bowater is not entitled to any tax deduction by reason of the grant or exercise of an ISO or by reason of a disposition of stock received upon exercise of an ISO if the ISO Holding Period is satisfied. If the grantee disposes of the shares of stock acquired pursuant to the exercise of an ISO before the ISO Holding Period expires, the grantee recognizes ordinary income in the taxable year of the disposition equal to the excess of (y) the lower of the fair market value at date of exercise or such value at the time of disposition over (z) the exercise price, and Bowater receives a deduction in an equal amount.

         o Restricted Stock. A grantee who receives restricted stock may make an election under Section 83(b) of the Code (a "Section 83(b) Election") to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares of stock granted will be taxed as capital gain (or loss) upon a subsequent sale of the shares. However, if the grantee does not make a Section 83(b) Election, then the grant will be taxed as compensation income at the full fair market value (less any amount paid therefor by the grantee) on the date that the restrictions imposed on the shares expire. Unless a grantee makes a Section 83(b) Election, any dividends paid on stock subject to the restrictions are compensation income to the grantee and compensation expense to Bowater. Bowater is generally entitled to an income tax deduction for any compensation income taxed to the grantee, subject to the limitations of Section 162(m) of the Code.

         o Nonrestricted Stock. A grant of nonrestricted stock will be taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares of stock will be taxed as capital gain (or loss) upon a subsequent sale of the shares. Bowater is generally entitled to an income tax deduction for any compensation income taxed to the grantee; however, the deductibility of nonrestricted stock awards is subject to the $1,000,000 cap of Section 162(m), and these awards are not eligible for the exemptions from this cap.

        Withholding. The Plan provides that when a grantee recognizes income with respect to an award, the grantee must pay all federal, state and local income or other taxes due, and Bowater will have the right to withhold funds from amounts payable to the grantee to satisfy all federal, state and local payroll tax withholding requirements. Alternatively, the grantee may elect to have shares withheld by Bowater from the shares otherwise to be delivered to the grantee, or to tender to Bowater shares previously acquired by the grantee. Any shares withheld or tendered will have an aggregate fair market value equal to the amount of funds to be withheld, and this value will be measured as of the date as of which income is recognized by the grantee with respect to such shares.

        Transferability. Except to the extent specifically provided by the Committee, an award made under the Plan may not be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the grantee. ISOs granted under the Plan are not transferable except by will or by the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, under a qualified domestic relations order.

        Amendment and Termination. Subject to any approval of Bowater's shareholders required (or, in the opinion of the Committee, appropriate) under law (including Section 422 of the Code and the regulations thereunder) or the rules of any applicable securities exchange, Bowater may at any time amend, suspend or terminate the Plan, but no amendment, suspension or termination may be made that would materially alter or impair any award previously granted under the Plan without the consent of the award holder.

        Change in Control. The Plan provides that upon the occurrence of a change in control (as defined in the Plan), all outstanding options and SARs and all outstanding restricted stock awards as to which any conditions respecting forfeiture have not previously lapsed will automatically be purchased by Bowater at the Acceleration Price (as described below), with payment to be made within thirty days of the change in control, irrespective of whether the shareholders have approved the Plan. This payment would be considered non-performance based compensation and would not be deductible by Bowater to the extent that total compensation for any covered officer exceeded the $1,000,000 cap of Section 162(m) of the Code. For restricted stock, the Acceleration Price is the highest of: (1) the highest reported sales price of the Common Stock within the sixty days preceding the date of the change in control as reported by any securities exchange upon which the Common Stock is listed, (2) the highest price of the Common Stock as reported in a Schedule 13D or an amendment thereto that is paid within the sixty days preceding the date of the change in control, (3) the highest tender offer price paid for the Common Stock, and (4) any cash merger or similar price. For options and SARs, the Acceleration Price is the highest of these four prices, net of the option's exercise price or the SAR's base price.

        Termination of Employment or Service on the Board. Under the Plan, if a grantee is involuntarily terminated for cause (as defined in the Plan), all of the grantee's options and SARs will expire and the grantee's unvested restricted stock awards will be forfeited as of the date of termination. If a grantee is involuntarily terminated without cause or voluntarily leaves, all of the grantee's unexercisable options and SARs will expire immediately; any exercisable options and SARs will expire three months after termination (unless their expiration date is earlier) and unvested restricted stock awards will be forfeited. If a grantee terminates employment due to disability or retirement, the grantee will be treated under all awards as if employment continued for five years. If a grantee dies while employed or during the above-described five-year period, all options and SARs will become exercisable (and remain exercisable for two years unless their expiration date is earlier), and unvested restricted stock awards will vest. In the case of an Outside Director, these provisions will be applied with respect to the individual's termination of service on the Board. There is a special provision that applies to grants made to Outside Directors under an elective stock option compensation program. Under that provision, if an Outside Director's service on the Board is terminated because of retirement, unexercisable options immediately expire. For exercisable options, retirement would be treated as continued service for five years.

        Vote Required. Approval of the Plan requires the affirmative vote of holders of a majority of the shares voting on the issue at the Annual Meeting. Abstentions are counted as a vote against this proposal. Broker non-votes have no effect upon the vote to approve the Plan. The Plan must be approved by shareholders on or before January 29, 2003

(the first anniversary of its adoption by the Committee). If approval is not obtained by that date, the Plan will terminate and awards made under the Plan will expire unless an earlier buy-back of those awards under the change in control provisions has occurred.

        New Plan Benefits. Set forth below is information concerning stock option grants made by the Committee (without performance-related conditions) under the Plan to date. The maximum benefit received by the grantees from these grants cannot be determined at this time because the future performance of Bowater's stock is unknown. The Committee may make additional grants in 2002 that could be on materially different terms from those of the grants set forth below. It is not possible to determine the maximum benefits (other than based on limits on the number of shares that may be granted in the aggregate or to any employee) that will be granted to any person in 2002 under the Plan or what benefits or amounts would have been received by or allocated to any person or group of persons in 2001 if the Plan had been in effect. On March 14, 2002, the fair market value of the Common Stock was $52.13.

                   NEW PLAN BENEFITS - 2002 STOCK OPTION PLAN

                                                                   Number of
                                                                 Shares Subject
Persons receiving Options under the 2002 Stock Option Plan       to Options(1)
----------------------------------------------------------       --------------
All Executive Officers as a Group..............................       30,000
All Employees (except executive officers)......................      300,000

-------------

(1) To date, none of Bowater's Named Executive Officers or directors has received grants or awards under this Plan. Bowater expects to issue options under this Plan in the future to its directors and executive officers (including the Named Executive Officers). However, the amount of such awards has not been determined.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2002 STOCK OPTION PLAN.


           -----------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
           -----------------------------------------------------------

         Section 16(a) of the Exchange Act requires Bowater's directors, executive officers and 10% shareholders to file reports of holdings and transactions in Common Stock and Exchangeable Shares with the Securities and Exchange Commission. Based on a review of Section 16(a) reports received by Bowater and written representations from its directors and executive officers, Bowater believes that, except as stated below, all of its executive officers, directors and 10% shareholders have made all filings required to be made under
Section 16(a) for 2001. Ms. Hallman filed one late Form 4 with respect to a single acquisition of shares.


                         ------------------------------
                           RELATED PARTY TRANSACTIONS
                         ------------------------------

         Fidelity Management Trust Company ("Fidelity Management"), under trust agreements between it and Bowater or Bowater's affiliate (the "Fidelity Agreements"), provides trustee services and investment management services to qualified retirement plans maintained by Bowater and its affiliates. In addition, pursuant to the Fidelity Agreements, Fidelity Institutional Retirement Services Company ("FIRSCO"), a company affiliated with Fidelity Management, provides administrative record-keeping services to these plans. Fidelity Management and FIRSCO are subsidiaries of FMR Corp. During 2001, Bowater paid these entities approximately $410,000 as a result of this relationship. Bowater expects that similar amounts will be paid in the future. FMR Corp. reported in a
Schedule 13G that it had sole dispositive power with respect to 5,782,414 shares of Common Stock at December 31, 2001, and sole voting power with respect to 376,759 of these shares, and that Fidelity Management beneficially owned 292,159 of these shares of Common Stock as a result of its serving as an investment manager of institutional accounts. Bowater believes that its arrangements with these entities are on terms as favorable as could be obtained from a non-shareholder.

         On September 24, 2001, Bowater consummated the acquisition of Alliance Forest Products Inc. Mr. Menard, who became a director of Bowater on January 1, 2002, is the Chairman of the Board of Directors of BMO Nesbitt Burns Inc., one of two investment banking firms that advised Alliance in the acquisition. In the acquisition, BMO Nesbitt Burns received an investment banking fee that was negotiated at arms' length by Alliance and paid by Alliance prior to consummation. Mr. Menard did not receive any portion of BMO Nesbitt Burns' fee as direct compensation and benefited only to the extent that BMO Nesbitt Burns, as an entity, benefited.

           -----------------------------------------------------------
             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
           -----------------------------------------------------------

         The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other filing by Bowater under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

         The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A. The Audit Committee is comprised of three Outside Directors, all of whom are independent as defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

         In carrying out its responsibilities, the Audit Committee has:

         o Reviewed and discussed the audited financial statements for the year ended December 31, 2001, with Bowater's management and KPMG LLP.

         o Discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standard No. 61, Communication with Audit Committees.

         o Received from KPMG LLP written disclosures regarding auditor independence and the letter required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, and discussed with them their independence from Bowater and its management.

         Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Bowater's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

         All members of the Audit Committee concur in this report: Charles J. Howard (Chairman), Cinda A. Hallman, Richard Barth.


                     ---------------------------------------
                       APPOINTMENT OF INDEPENDENT AUDITORS
                     ---------------------------------------

         Upon recommendation of the Audit Committee of the Board of Directors, the Board of Directors has appointed KPMG LLP as independent auditors for Bowater to audit its consolidated financial statements for the year ended December 31, 2002. KPMG LLP currently serves Bowater and its subsidiaries as independent auditors and from time to time advises Bowater on tax and other matters. Representatives of KPMG LLP will be present at the Annual Meeting, have the opportunity to make a statement if they desire to do so, and be available to respond to appropriate questions from shareholders.

         The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Bowater's annual financial statements for 2001 and fees billed for other services rendered by KPMG LLP in 2001.


                                                                 (in thousands)
--------------------------------------------------------------------------------
Audit fees (1)                                                      $  1,300
                                                                    ========
Financial information systems design and implementation (2)               --
                                                                    ========
All other fees:
     Audit-related fees (3)                                              750
     All other fees (4)                                                  800
                                                                    --------
     Total all other fees                                           $  1,550
                                                                    ========
--------------------------------------------------------------------------------

(1) Aggregate fees billed for professional services rendered for the audit of Bowater's annual financial statements and the reviews of the financial statements included in Bowater's Quarterly Reports on Form 10-Q for 2001.

(2) This item refers to professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

(3) This item consists principally of work done in connection with SEC registration statements ($375,000), audits of financial statements of certain employee benefit plans ($175,000) and accounting consultation ($170,000).

(4) All other fees consisted principally of services rendered in connection with tax compliance and consulting ($565,000) and acquisition due diligence services ($200,000).

         The Audit Committee has considered whether the provision of these services is compatible with maintaining KPMG LLP's independence.

                          -----------------------------
                            PROPOSALS BY SHAREHOLDERS
                          -----------------------------

         A shareholder who wishes to present a proposal for inclusion in the proxy materials relating to the Annual Meeting of Shareholders to be held in 2003 should submit his or her proposal on or before December 2, 2002, to Bowater's Secretary, 55 East Camperdown Way, Post Office Box 1028, Greenville, South Carolina 29602-1028. With respect to a shareholder proposal for the 2003 Annual Meeting that is not intended to be included in the proxy materials relating to the meeting, Bowater must receive the proposal by the earlier of January 9, 2003, or 10 days after notice or public disclosure of the annual meeting is made or given to shareholders. After that date, the proposal will not be considered timely. Shareholders submitting proposals for inclusion in the proxy statement and form of proxy must comply with the proxy rules under the Securities Exchange Act of 1934, as amended, and all shareholders submitting proposals must comply with the Bylaw requirements described below.

         Bowater's Bylaws require timely advance written notice of shareholder nominations of director candidates and of any other proposals to be presented at an annual meeting of shareholders. In the case of director nominations by shareholders, the Bylaws require that 120 days advance written notice be delivered to Bowater's Secretary (at the address indicated above). The notice must be given, either by personal delivery or by United States mail, postage prepaid, to Bowater's Secretary no later than: (a) with respect to an election to be held at an annual meeting of shareholders, 120 days prior to the anniversary date of the immediately preceding annual meeting; and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. In the case of other proposals by shareholders at an annual meeting, the Bylaws require that advance written notice be delivered to Bowater's Secretary (at the address indicated above). The notice must be received by Bowater's Secretary by the earlier of: (y) 120 days prior to the anniversary date of the immediately preceding annual meeting; or (z) 10 days after notice or public disclosure of the date of the annual meeting was given or made to shareholders. The Bylaws contain specific requirements with respect to the contents of each of these notices. A copy of the Bylaws is available upon request to Bowater's Secretary at the address indicated above.


                          ----------------------------
                            EXPENSES OF SOLICITATION
                          ----------------------------

         Bowater will bear the cost of soliciting proxies. In addition to soliciting proxies by mail, it is expected that some of Bowater's officers and regular employees may solicit, without additional compensation, proxies by telephone, e-mail or oral communication. Morrow & Co., Inc. has been retained to assist in soliciting proxies for a fee of $7,000, plus expenses. Bowater has requested that brokerage houses and other custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of Bowater Common Stock and Exchangeable Shares, and will reimburse them for their reasonable out-of-pocket expenses in so doing.


                            -------------------------
                              FINANCIAL INFORMATION
                            -------------------------

         BOWATER'S 2001 ANNUAL REPORT TO SHAREHOLDERS IS ENCLOSED. BOWATER WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD AS OF MARCH 14, 2002, WHO REQUESTS IN WRITING, A COPY OF THE 2001 ANNUAL REPORT TO SHAREHOLDERS (WHICH INCLUDES BOWATER'S 2001 ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS). PLEASE DIRECT ANY SUCH REQUEST TO BOWATER INCORPORATED, 55 EAST CAMPERDOWN WAY, POST OFFICE BOX 1028, GREENVILLE, SOUTH CAROLINA 29602-1028, ATTENTION: INVESTOR RELATIONS DEPARTMENT. COPIES MAY ALSO BE OBTAINED ONLINE AT HTTP://WWW.BOWATER.COM.


                                      By order of the Board of Directors,

                                      /s/ Anthony H. Barash

                                      Anthony H. Barash
                                      Senior Vice President - Corporate Affairs,
                                      General Counsel and Secretary

March 18, 2002

Appendix A to Proxy Statement


                              Bowater Incorporated
                    Audit Committee of the Board of Directors

                                     Charter

--------------------------------------------------------------------------------
                                     Purpose
--------------------------------------------------------------------------------

The Audit Committee and its Chair are appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

o Monitor the integrity of Bowater's financial reporting process and systems of internal controls.

o Monitor the independence and performance of Bowater's independent and internal auditors. Bowater's independent auditors are ultimately accountable to the Board of Directors, and the Audit Committee, which have the authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

o Provide an open avenue of communication among the Board of Directors, management, independent auditors and internal auditors.

While the Audit Committee has the duties and responsibilities set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that Bowater's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

--------------------------------------------------------------------------------
                            Composition and Meetings
--------------------------------------------------------------------------------

The Audit Committee is composed of at least three directors, each of whom is an independent director, free from any relationship that could interfere with the exercise of his or her independence from management and Bowater, and satisfies the requirements of the New York Stock Exchange concerning membership. All members of the Committee have a basic understanding of finance and accounting and are able to read and understand fundamental financial statements. At least one member of the Committee has accounting or related financial management expertise.

The Committee has four regularly scheduled meetings annually and meets more frequently if circumstances dictate. The Committee maintains minutes of all meetings and reports, through its Chair, to the Board of Directors on significant aspects of its activities. The Committee meets at least annually, in separate executive sessions, with management, the internal auditors and the independent auditors to discuss any matters that the Committee or any of these groups believes should be discussed. In addition, the Committee, through its Chair, meets with management and the independent auditors quarterly to review Bowater's financial statements and significant findings based upon the auditors' limited review procedures.

--------------------------------------------------------------------------------
                           Duties and Responsibilities
--------------------------------------------------------------------------------

To fulfill its duties and responsibilities, the Committee will:

Review Procedures
-----------------

o Review and reassess the adequacy of this Charter annually. Submit the charter to the Board of Directors for approval and have it published in Bowater's proxy statement as required by the Securities and Exchange Commission (SEC).

o In consultation with management, independent auditors and internal auditors, consider the integrity of the Bowater's financial reporting processes and controls. Discuss significant financial risk exposures, if any, and the steps management has taken to monitor, control and report any such exposures. Review significant findings prepared by the independent auditors and internal auditors, together with management's responses.

o Review with financial management and the independent auditors Bowater's quarterly financial statements prior to filing with the SEC. Discuss any significant changes to Bowater's accounting policies and any items required to be

                                  Appendix A-1
     communicated by the independent auditors in accordance with American Institute of Certified Public Accountants, Statement on Auditing Standards 61, as amended (SAS 61).

o Review Bowater's annual audited financial statements prior to filing with the SEC. Discuss with management and the independent auditors any significant issues regarding accounting policies, practices, judgments and disclosure, including, but not limited to, the effect of SEC regulatory and accounting initiatives and off-balance sheet structures on the Company's financial statements.

o Prepare a report to be included in Bowater's annual proxy statement that discloses the Committee's review of the audited financial statements, the required discussions (SAS 61) with the independent auditors, whether the Committee has recommended to the Board of Directors that the financial statements be included in Bowater's Annual Report on Form 10-K, and any other matters required by the SEC.

Independent Auditors
--------------------

o Review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or any discharge of auditors when circumstances warrant.

o Approve the fees and other significant compensation to be paid to the independent auditors.

o Require the independent auditors to submit annually to the Audit Committee a formal written statement, delineating all relationships between the independent auditors and Bowater in accordance with Independence Standards Board (ISB) No. 1. Actively engage in a dialogue with the independent auditors about any relationships or services that could impact their objectivity and independence. Recommend that the Board of Directors take appropriate action in response to the independent auditors' report to satisfy itself of their independence.

o Review the independent auditors' audit plan and discuss scope, staffing (including experience and qualifications), locations, reliance upon management and internal audit and general audit approach.

o Discuss the results of the audit with the independent auditors. Discuss matters required to be communicated to audit committees in accordance with SAS 61 and any disagreements with management.

o Consider the independent auditors' judgments about the quality and appropriateness of the Bowater's accounting policies as applied in its financial reporting.

Internal Audit Department
-------------------------

o Review the budget, plan, changes in the plan, activities, organizational structure and qualifications of the internal auditors.

o Review the appointment, performance and replacement of the senior internal audit executive or service provider.

o Review significant observations and recommendations made by the internal auditors, together with management's response and follow-up to these reports.

Legal Compliance
----------------

o Review, with Bowater's General Counsel, any legal matter that could have a material impact on Bowater's financial statements.

Other
-----

o Consider such other matters as the Committee or the Board determines appropriate.

o Consult with such legal, accounting and other consultants as the Committee or the Board determines appropriate.


Adopted by the Board of Directors, May 12, 2000
Amended and Restated, March 1, 2002

                                  Appendix A-2

                            NOTICE OF ANNUAL MEETING
                                      AND
                                PROXY STATEMENT

                                 (BOWATER LOGO)

                                 DATE AND TIME:
                             WEDNESDAY, MAY 8, 2002
                                 AT 11:00 A.M.

                                     PLACE
                               THE GUNTER THEATRE
                             300 SOUTH MAIN STREET
                              GREENVILLE, SC 29601

       ------------------------------------------------------------------

               PLEASE SIGN YOUR PROXY OR VOTING INSTRUCTION CARD
              AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
       ------------------------------------------------------------------

                                                 Appendix 1 to Electronic Filing

                                   P R O X Y

                              BOWATER INCORPORATED


              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 OF THE COMPANY FOR ANNUAL MEETING MAY 8, 2002

The undersigned appoints David G. Maffucci and Anthony H. Barash, or either one of them, each with full power of substitution, as proxies for the undersigned, to vote all of the shares of common stock of Bowater Incorporated held of record by the undersigned on March 14, 2002, at the annual meeting of shareholders to be held May 8, 2002, and any adjournment.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, PROXYHOLDERS WILL VOTE THIS PROXY FOR PROPOSALS 1 and 2. PROXYHOLDERS WILL VOTE, IN THEIR DISCRETION, UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT.

                                                              ------------------
                                                               SEE REVERSE SIDE
                                                              ------------------

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 and 2.

1. ELECTION OF DIRECTORS


 FOR     [ ]               WITHHOLD     [ ]              EXCEPTIONS*    [ ]
 ALL NOMINEES              AUTHORITY (To Vote            (As Indicated to the
 LISTED BELOW              for all nominees              contrary below)
                           listed below)

Francis J. Aguilar,        John A. Rolls,        L. Jacques Menard

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

 *Exceptions ..............................................................
 ..........................................................................


2. Proposal to approve the Bowater Incorporated 2002 Stock Option Plan.

                 FOR [ ]        AGAINST [ ]        ABSTAIN [ ]

3. At their discretion upon such other business that may properly come before the annual meeting and any adjournment.


DATED: ________________________________________________________________, 2002
                         (PLEASE BE SURE TO INSERT DATE)

-----------------------------------------------------------------------------
                                   (SIGNATURE)

-----------------------------------------------------------------------------
                           (SIGNATURE IF HELD JOINTLY)

(Signature should conform exactly to name shown on this proxy card. Executors, administrators, guardians, trustees, attorneys and officers signing for corporations should give full title.)

VOTE MUST BE INDICATED BY           [X]
"X" IN BLACK OR BLUE INK.

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                 Appendix 2 to Electronic Filing












                              BOWATER INCORPORATED

                             2002 STOCK OPTION PLAN


















                         EFFECTIVE AS OF JANUARY 1, 2002

                                TABLE OF CONTENTS
                                                                        Page No.

1.       Definitions...........................................................1

2.       Purpose.  ............................................................5

3.       Administration........................................................5

4.       Participation.........................................................6

5.       Shares Subject to the Plan............................................6

6.       Restricted or Nonrestricted Stock Awards..............................7

7.       Stock Options.........................................................7

8.       Stock Appreciation Rights.............................................8

9.       Special Provisions Under Code Section 162(m)..........................9

10.      Exercise of Options and SARs.........................................10

11.      Death, Retirement, and Termination of Employment.....................10

12.      Compliance with Applicable Laws.  ...................................11

13.      Transferability......................................................11

14.      Employment, Stockholder and Board Status.  ..........................12

15.      Adjustments to Number of Shares and Terms............................12

16.      Change in Control ...................................................12

17.      Withholding. ........................................................12

18.      Term of Plan.........................................................13

19.      Amendment and Termination of Plan....................................13

20.      Applicable Law.......................................................13

                              BOWATER INCORPORATED
                             2002 STOCK OPTION PLAN


         1.       DEFINITIONS.

                  For purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

                  (a) "Acceleration Price" means (i) in the case of a Restricted Stock Award, the highest of (A) through (D); and (ii) in the case of an Option or SAR, the excess over the exercise or base price thereof of the highest of (A) through (D), on the date of a Change in Control:

                           (A) The highest reported sales price of the Common Stock within the sixty (60) days preceding the date of the Change in Control, as reported on any securities exchange upon which the Common Stock is listed,

                           (B) The highest price of the Common Stock as reported in a Schedule 13D or an amendment thereto that is paid within the sixty (60) days preceding the date of the Change in Control,

                           (C) The highest tender offer price paid for the Common Stock, and

                           (D)      Any cash merger or similar price.

                  (b) "Act" means the Securities Exchange Act of 1934, as amended.

                  (c) "Acquiring Person" means the Beneficial Owner, directly or indirectly, of Common Stock representing 20% or more of the combined voting power of the Company's then outstanding securities, not including (except as provided in clause (i) of the next sentence) securities of such Beneficial Owner acquired pursuant to an agreement allowing the acquisition of up to and including 50% of such voting power approved by two-thirds of the members of the Board who are Board members before the Person becomes Beneficial Owner, directly or indirectly, of Common Stock representing 5% or more of the combined voting power of the Company's then outstanding securities. Notwithstanding the foregoing, (i) securities acquired pursuant to an agreement described in the preceding sentence will be included in determining whether a Beneficial Owner is an Acquiring Person if, subsequent to the approved acquisition, the Beneficial Owner acquires 5% or more of such voting power other than pursuant to such an agreement so approved and (ii) a Person shall not be an Acquiring Person if such Person is eligible to and files a Schedule 13G with respect to such Person's status as a Beneficial Owner of all Common Stock of the Company of which the Person is a Beneficial Owner.

                  (d) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Act, as in effect on the date hereof.

                  (e) "Award" means a Restricted or Non-Restricted Stock Award, Option or SAR granted to a Grantee pursuant to the Plan.

                  (f) "Beneficial Owner" of Common Stock means (i) a Person who beneficially owns such Common Stock, directly or indirectly, or (ii) a Person who has the right to acquire such Common Stock (whether such right is exercisable immediately or only with the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise.

                  (g) "Board" means the Board of Directors of the Company.

                  (h) "Change in Control" shall be deemed to occur upon:

                           (i) the date that any Person is or becomes an Acquiring Person;

                           (ii) the date that the Company's shareholders approve a merger, consolidation or reorganization of the Company with another corporation or other Person, unless, immediately following such merger, consolidation or reorganization, (A) at least 50% of the combined voting power of the outstanding securities of the resulting entity would be held in the aggregate by the shareholders of the Company as of such record date for such approval (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Corporation, but shall be counted as outstanding securities for purposes of this determination), or (B) at least 50% of the board of directors or similar body of the resulting entity are Continuing Directors;

                           (iii) the date the Company sells or otherwise transfers all or substantially all of its assets to another corporation or other Person, unless, immediately after such sale or transfer, (A) at least 50% of the combined voting power of the then-outstanding securities of the resulting entity immediately following such transaction is held in the aggregate by the Company's shareholders as determined immediately prior to such transaction (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Corporation, but shall be counted as outstanding securities for purposes of this determination), or (B) at least 50% of the board of directors or similar body of the resulting entity are Continuing Directors; or

                           (iv) the date on which less than fifty percent (50%) of the total membership of the Board consists of Continuing Directors.

                  (i) "Code" means the Internal Revenue Code of 1986, as amended. Reference to a section of the Code shall also include a reference to any Temporary or Final Regulation promulgated under such Section, and to any successor to such Section or Regulation.

                  (j) "Committee" means a committee consisting of two (2) or more members of the Board; provided that, (i) with respect to any Grantee of an Award that constitutes an "equity security" under the Act who is subject to
Section 16 of the Act, (A) the members of the Committee shall all be "non-employees" as defined in Section 240.16b-3 of the General Rules and Regulations promulgated under the Act, or (B) the full Board shall act in lieu of the Committee hereunder and (ii) with respect to any Award that is intended by the Committee to constitute "qualified performance-based compensation," within the contemplation of Treasury Regulation Section 1.162-27(e)(2), within the contemplation of Treasury Regulation Section 1.162-27(c)(2), the members of the Committee shall all be "outside directors" as defined in Treasury Regulation
Section 1.162-27(e)(3) to the extent required by Section 162 of the Code. Notwithstanding the foregoing, in the case of an Award granted to a member of the Board who is not also a key employee or officer of the Company or a Subsidiary, "Committee" means the Board.

                  (k) "Common Stock" means the common stock of the Company, par value $1.00 per share.

                  (l) "Company" means Bowater Incorporated, a Delaware corporation, and any successor thereto by merger or other acquisition.

                  (m) "Continuing Director" means any member of the Board who
(i) was a member of the Board prior to the date of the event that would constitute a Change in Control, and any successor of a Continuing Director while such successor is a member of the Board, (ii) is not an Acquiring Person or Affiliate or Associate of an Acquiring Person, and (iii) is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

                  (n) "Date of Grant" means the date an Award is granted to a Grantee under the Plan.

                  (o) "Disability" shall have the meaning contained in the Company's long-term disability plan, except that, in the case of an ISO, it shall mean total and permanent disability within the contemplation of Section 22(e)(3) of the Code.

                  (p) "Effective Date" means January 1, 2002.

                  (q) "Fair Market Value" for a particular date means the simple arithmetic mean between the highest and lowest prices per share at which the Common Stock is traded as reported for the New York Stock Exchange Composite Transactions for that date, or if not so traded, the simple arithmetic mean between the closing bid-and-asked prices thereof as reported for such Exchange on that date, rounded to the nearest number within two decimal places.

                  (r) "Grantee" means a key employee or officer of the Company or a Subsidiary, or a member of the Board, to whom an Award has been granted; provided that a member of the Board who is not also such a key employee or officer may not become a Grantee of an ISO.

                  (s) "ISO" means an incentive stock option within the contemplation of Section 422 of the Code.

                  (t) "Non-Tandem SAR" means an SAR granted to a Grantee that is not a Tandem SAR.

                  (u) "Nonrestricted Stock Award" means a Stock Award granted without any risk of forfeiture.

                  (v) "NQO" means an Option that is not an ISO.

                  (w) "Option" means an option to purchase Shares granted to a Grantee pursuant to Section 7 of the Plan, which may be an ISO or an NQO.

                  (x) "Person" means any individual, firm, corporation, partnership, trust or other entity.

                  (y) "Plan" means the Bowater Incorporated 2002 Stock Option Plan as provided herein and as it may be amended from time to time.

                  (z) "Restricted Stock Award" means a Stock Award granted subject to a risk or risks of forfeiture.

                  (aa) "Retirement" means (i) with respect to a key employee or officer of the Company or a Subsidiary, the status of having terminated employment and being immediately eligible for the payment of normal or early retirement benefits under the qualified pension plan of the Company or Subsidiary applicable to the Grantee or (ii) with respect to a member of the Board not described in clause (i), the status of having terminated service on the Board and being immediately eligible for the payment of retirement benefits under the Company's retirement plan for the Directors.

                  (bb) "SAR" means a Stock Appreciation Right granted to a Grantee pursuant to Section 8 of the Plan, which may be a Tandem SAR or a Non-Tandem SAR.

                  (cc) "Share" means a share of Common Stock.

                  (dd) "Stock Award" means a Share awarded to a Grantee pursuant to Section 6 of the Plan, which may be a Restricted or Nonrestricted Stock Award.

                  (ee) "Subsidiary" means each entity with respect to which the Company owns directly or indirectly interests embodying more than 50% of the voting power, provided that for purposes of an ISO, such term shall have the meaning given in Section 424 of the Code.

                  (ff) "Tandem SAR" means an SAR granted in connection with an Option either at the Date of Grant of the Option or at a later date.

                  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

         2. PURPOSE. The Plan has been established by the Company to secure for the Company and its stockholders the benefits arising from (i) providing long-term incentive compensation opportunities to those key employees and officers of the Company and its Subsidiaries who are and will be responsible for its future growth and continued success and (ii) aligning the interests of Company stockholders and members of the Board. The Plan provides a means whereby such individuals: (a) may be awarded Restricted or Nonrestricted Stock Awards;
(b) may acquire Shares pursuant to Options; or (c) may be awarded SARs; provided that a member of the Board who is not also a key employee or officer of the Company or a Subsidiary may not be awarded an ISO.

         3. ADMINISTRATION. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee. The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretation of the Plan and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all parties concerned, including the

Company, its stockholders, any Grantees and any other employee of the Company or any of its subsidiaries (including their beneficiaries, transferees and other successors in interest). No member of the Committee shall be liable for any action or determination made with respect to the Plan.

         4. PARTICIPATION.

                  (a) Subject to the terms and conditions of the Plan, the Committee shall determine and designate from time to time the Grantees to whom Awards are to be granted and the type, size and terms, conditions, restrictions and limitations applicable to each Award; provided, however that the Committee shall not have the power to reprice any outstanding Option or SAR effected by reducing the exercise price of the Option or the base price of the SAR, or cancel any outstanding Option or SAR and grant a replacement Award, without the approval of the holders of a majority of the Company's voting shares, other than as provided in Section 15. Such terms, conditions, restrictions and limitations may include, but are not limited to terms, conditions, restrictions and limitations related to: (i) the exercisability of an Award (subject to Sections 7(c), 8(b) and 11, and provided that the Committee shall at all times have the authority to accelerate such exercisability), (ii) the forfeiture of an Award (and/or the Shares subject thereto) and the lapse of the forfeiture condition (subject to Sections 6(b) and 11, and provided that the Committee shall at all times have the authority to declare such forfeiture condition to be lapsed),
(iii) the transferability of an Award and/or such Shares, (iv) the form of payments (if any) in respect of an Award, (v) the consequences of a Grantee's termination of employment with the Company and its Subsidiaries or termination of service on the Board (as provided in Sections 11(b) and 11(d)), (vi) restrictions on the sale, resale or other disposition of the Award and/or such Shares, (vii) restrictions related to the payment of dividends with respect to such Shares, (viii) restrictions with respect to the right to vote such Shares,
(ix) put or call rights with respect to such Shares, (x) provisions to comply with federal and/or state securities laws, and (xi) such other matters not inconsistent with the specific provisions of the Plan as deemed appropriate by the Committee. Notwithstanding the foregoing, (I) the maximum number of Shares with respect to which Awards may be granted during any calendar year to any Grantee is 200,000 Shares; and (II) no Grantee may be granted an ISO Award if immediately after such grant, were it made, he would be the owner or would be deemed in accordance with Section 424 of the Code to be the owner of more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

                  (b) The terms, conditions, restrictions and limitations related to each Award shall be reflected in an Agreement between the Company and the Grantee. Each Award under the Plan shall be made subject to the condition that the Grantee execute and return such Agreement within sixty (60) days of the date he receives the Agreement from the Company. An Agreement may only be modified by a writing signed by both the Company and the Grantee. Each Agreement shall be subject to all of the terms of the Plan.

         5. SHARES SUBJECT TO THE PLAN. Subject to the provisions of Section 15, the aggregate number of Shares for which Stock Awards, Options and SARs may be granted under the Plan shall not exceed 2.6 million Shares, and no more than 5% of such Shares may be used for Restricted and Nonrestricted Stock Awards. If any Option or SAR granted pursuant to the Plan shall expire or terminate for any reason (including without limitation its settlement in cash in lieu of exercise of the Option) or any Restricted Stock Award shall be forfeited pursuant to conditions or restrictions applicable thereto, the number of Shares then subject to the Option, SAR or Restricted Stock Award shall again be available for grant under the Plan unless the Plan shall have terminated.

         6. RESTRICTED OR NONRESTRICTED STOCK AWARDS.

                  (a) The Committee may grant Restricted or Nonrestricted Stock Awards under the Plan. Shares awarded under this Section 6 shall be transferred in consideration of the services of the Grantee with or without other payment therefor as determined by the Committee and shall be issued in the Grantee's name. The Grantee will have all of the rights of ownership of such shares, subject to the terms, conditions, restrictions and limitations established pursuant to Section 4(a). Notwithstanding any provision of Section 4(a), if a Restricted Stock Award is granted subject to a risk of forfeiture that will lapse solely based on whether the Grantee remains in employment with the Company or a Subsidiary, or as a member of the Board, for a minimum period, the period selected by the Committee may not be less than one year.

                  (b) Any condition providing for the forfeiture of a Restricted Stock Award upon the occurrence or non-occurrence of a specified event or events shall immediately lapse in the event of a Change in Control of the Company.

                  (c) Certificates for a Nonrestricted Stock Award shall be issued to the Grantee as soon as practicable after the Grantee satisfies any applicable tax withholding requirements. Certificates for a Restricted Stock Award shall be issued in the Grantee's name and shall be held in escrow by the Company (along with stock powers executed by the Grantee) until all conditions that may cause a forfeiture of the Shares lapse or such Shares are forfeited as provided therein. A certificate or certificates representing a Restricted Stock Award as to which such conditions have lapsed shall be delivered to the Grantee upon such lapse as soon as practicable after the Grantee has satisfied any applicable tax withholding requirements.

         7. STOCK OPTIONS.

                  (a) The Committee may grant Options under the Plan with an exercise price at or above the Fair Market Value of the Shares as of the Date of Grant. Any Option that satisfies all of the requirements of Section 422 of the Code may be designated by the Committee as an ISO. An Option (or portion thereof) that is not so designated, or that does not satisfy the requirements of
Section 422 of the Code, and any Option that is granted to a member of the

Board who is not also a key employee or officer of the Company or a Subsidiary, shall not constitute an ISO and shall be an NQO.

                  (b) An ISO must expire no later than ten years after the Date of Grant. The aggregate fair market value, determined on the Date of Grant, of the Shares with respect to which ISOs granted to a Grantee under all plans of the Company and its Subsidiaries may become exercisable during a calendar year may not exceed $100,000. To the extent the foregoing limitation is exceeded, the excess Shares shall be deemed to be subject to NQOs.

                  (c) An Option shall become immediately exercisable in full in the event of a Change in Control of the Company.

                  (d) A Grantee may exercise an Option to the extent it has become exercisable by complying with the notification procedures provided by the Company's Human Resources Department at its corporate headquarters. Contemporaneously with the delivery of notice with respect to exercise of an Option, the full purchase price of the Shares purchased pursuant to the exercise of the Option shall be paid in cash, or by tender of Share certificates in proper form for transfer to the Company valued at the Fair Market Value of the Shares on the preceding day, or by any combination of the foregoing or with any other consideration acceptable to the Committee. Payment upon the exercise of such Option may also be made by means of a properly executed exercise notice together with irrevocable instructions to a broker (designated by the Company) to deliver promptly to the Company the portion of the sale or loan proceeds sufficient to pay such purchase price.

         8. STOCK APPRECIATION RIGHTS.

                  (a) The Committee may grant Tandem SARs or Non-Tandem SARs under the Plan. The base price of a Non-Tandem SAR must be set by the Committee at or above the Fair Market Value of a Share as of the Date of Grant. The base price of a Tandem SAR must equal the exercise price of the related Option. A Grantee who is awarded an SAR shall be entitled to receive from the Company, at the time the SAR is exercised, that number of Shares having an aggregate Fair Market Value as of the date of exercise equal to the product of (i) the number of Shares as to which the Grantee is exercising the SAR, and (ii) the excess of the Fair Market Value (at the date of exercise) of a Share over the base price of the SAR. The Committee, in its sole discretion, may elect to settle all or a portion of the Company's obligation arising out of the exercise of an SAR by the payment of cash in an amount equal to the Fair Market Value as of the date of exercise of the Shares it would otherwise be obligated to deliver. Tandem SARs shall be exercisable only to the extent that the related Option is exercisable. Non-Tandem SARs shall be exercisable as determined by the Committee at the Date of Grant. A Tandem SAR shall be canceled to the extent that the related Option is exercised and the Option shall be canceled to the extent that the related Tandem SAR is exercised.

                  (b) An SAR shall become immediately exercisable in full in the event of a Change in Control of the Company.

                  (c) A Grantee may exercise an SAR to the extent it has become exercisable by complying with the notification procedures provided by the Company's Human Resources Department at its corporate headquarters.

         9. SPECIAL PROVISIONS UNDER CODE SECTION 162(M).

                  (a) The provisions of this Section 9 shall apply only to persons designated by the Committee as individuals who are or who are likely to become "covered employees," within the contemplation of Section 162(m) of the Code; provided that, if an individual is so designated and the Committee determines that such individual is not a covered employee for the year in which the Company is entitled to a deduction with respect to income he recognizes for Federal income tax purposes in connection with an Award, the provisions of this
Section 9 shall not apply to such Award. The provisions of this Section 9 shall only apply to conditions, restrictions and limitations applicable to Awards that are related to the performance of the Company and if the provisions of this
Section 9 are necessary so that the Award qualifies as "qualified performance-based compensation" as defined in Treasury Regulation Section 1.162-27(e)(2). Except as provided in Section 16, in the event of any inconsistencies between this Section 9 and the other Plan provisions within the scope of the foregoing, the provisions of this Section 9 shall control with respect to covered employees.

                  (b) With respect to each Award described in paragraph (a), as soon as practicable following the grant of an Award subject to this Section 9 (but in no event more than ninety (90) days after the Date of Grant), the Committee shall establish the performance-related goals to be used in connection with conditions, restrictions and limitations applicable to such Award. The performance-related goals shall be chosen from among the following factors, or any combination of the following, as the Committee deems appropriate: total stockholder return; growth in revenues, sales, net income, stock price, and/or earnings per share; return on assets, net assets, and/or capital; return on stockholders' equity; debt/equity ratio; working capital; safety; quality; the Company's financial performance versus peers; cost reduction; productivity; market mix; or economic value added. The Committee may select among the goals specified from Award to Award which need not be the same for each Grantee.

                  (c) With respect to each Award described in paragraph (a), the Committee shall (at the same time it is making the determinations under paragraph (b)) determine the relationship between the performance-related goals and the conditions, restrictions and limitations applicable to the Award.

                  (d) In connection with the Awards described in paragraph (a), no performance-related goal will be considered to be satisfied until the Committee has certified the extent to which the performance-related goals and any other material terms were satisfied.

                  (e) Once established, performance-related goals shall not be changed, except to the extent that the Committee has specified adjustments as part of the determinations made under paragraphs (b) and (c). Except as provided in the preceding sentence, no performance-related goal applicable to a condition, restriction or limitation shall be considered to be satisfied if the minimum performance-related goals applicable thereto are not achieved.

                  (f) Individual performance shall not be reflected in a performance-related goal under this Section 9. However, the Committee may retain the discretion to treat a performance-related goal as not having been satisfied due to the failure of a Participant to meet individual performance goals.

                  (g) If, on advice of the Company's tax counsel, the Committee determines that Code Section 162(m) and the regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by applying provisions of this Plan (including this Section 9(g)) that conflict with this Section 9 to a covered employee, then the Committee may, in its sole discretion, apply such Section or Sections to the covered employee without regard to the exceptions to such Section or Sections that are contained in this Section 9.

         10. EXERCISE OF OPTIONS AND SARS. No Option or SAR may at any time be exercised with respect to a fractional share or exercised in part with respect to fewer than 100 shares (unless it is being exercised in full). In the event that Shares are issued pursuant to the exercise of an SAR, no fractional shares shall be issued; payment shall be made in cash for any such fractional shares. Certificates for whole shares shall be delivered as soon as practicable after the Grantee satisfies any applicable tax withholding requirements.

         11. DEATH, RETIREMENT, AND TERMINATION OF EMPLOYMENT. (a) If a Grantee's employment with the Company and all of its Subsidiaries terminates:

                  (i) If such employment terminates involuntarily and for good cause (as determined by the Company), all Options and SARs held by the Grantee will expire and the Grantee's Restricted Stock Awards as to which any condition providing for the forfeiture thereof exists ("Unvested Restricted Stock Awards") will be forfeited immediately.

                  (ii) If such employment terminates involuntarily without cause or voluntarily for any reason, except in the case of the Grantee's Disability, Retirement or death, (A) all unexercisable Options and SARs held by the Grantee will expire immediately; (B) all exercisable options and SARs held by the Grantee will expire three months after termination (unless their expiration date is earlier); and (C) Unvested Restricted Stock Awards held by the Grantee will be forfeited.

                  (iii) If such employment terminates because of Disability or Retirement, the Grantee will be treated under all Awards as if employment with the Company or Subsidiary continued for five years.

                  (iv) If a Grantee dies while employed or during the five-year period described in paragraph (iii), all Options and SARs held by the Grantee will become exercisable (and remain exercisable for two years unless their expiration date is earlier) and all conditions providing for forfeiture of the Grantee's Unvested Restricted Stock Awards will lapse.

         (b) The Committee may provide (i) that an Award will not terminate or be forfeited as a result of the termination of the Grantee's employment; and
(ii) for additional opportunities for the exercise of an Option or SAR after a Grantee's termination of employment, in addition to (a), above.

         (c) For all purposes of the Plan, the employment of a Grantee will not be considered to be terminated if the Grantee is receiving periodic severance payments from the Company or a Subsidiary. Leaves of absence for periods and purposes conforming to the policy of the Company shall not be deemed terminations or interruptions of employment.

         (d) In the case of a Grantee who is a member of the Board and not an employee of the Company or a Subsidiary, the provisions of this Section 11 shall be applied by treating the Grantee's service on the Board as if it were employment with the Company except in the event that the Grantee elects to participate in an elective stock option compensation program. An elective stock option grant (an "Elective Option") made under an elective stock option compensation program will provide that, if the Grantee's service on the Board terminates during the term of the Elective Options for any reason except death or Disability, unexercisable Elective Options will expire upon such termination; any exercisable Elective Options will remain exercisable in accordance with the above provisions of this Section 11. Upon Retirement, exercisable Elective Options may be exercised until the earlier of (i) five years from the date of Retirement, or (ii) the original expiration date of the Elective Option.

         12. COMPLIANCE WITH APPLICABLE LAWS. Notwithstanding any other provision in the Plan, the Company shall have no liability to issue any Shares under the Plan unless such issuance would comply with all applicable laws and applicable requirements of any securities exchange or similar entity. Prior to the issuance of any Shares under the Plan, the Company may require a written statement that the recipient is acquiring the Shares for investment and not for the purpose or with the intention of distributing the Shares.

         13. TRANSFERABILITY.

                  (a) Except to the extent specifically provided by the Committee, an Award (including the Shares subject to a Restricted Stock Award until all conditions providing for forfeiture have lapsed) shall not be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the Grantee.

                  (b) Incentive Stock Options granted under the Plan are not transferable except by will or by the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a qualified domestic relations order (as that term is defined in the Code). Incentive Stock Options may be exercised during the lifetime of the Grantee only by the Grantee, and after the death of the Grantee, only as provided in Section 11.

         14. EMPLOYMENT, BOARD SERVICE AND STOCKHOLDER STATUS. The Plan does not constitute a contract of employment or for continued service, and selection as a Grantee will not give any employee or Grantee the right to be retained in the employ of the Company or any Subsidiary or as a member of the Board. No person entitled to exercise any Option or SAR granted under the Plan shall have any of the rights or privileges of a stockholder of record with respect to any Shares issuable upon exercise of such Option or SAR until certificates representing such Shares have been issued and delivered. Certificates representing Shares issued under the Plan may bear a legend referring to any conditions, restrictions and limitations deemed appropriate by the Committee.

         15. ADJUSTMENTS TO NUMBER OF SHARES AND TERMS. Subject to the following provisions of this Section 15, in the event of any change in the outstanding Shares by reason of any share dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the aggregate number and kind of Shares reserved for issuance under the Plan or subject to Awards outstanding or to be granted under the Plan shall be proportionately adjusted so that the value of each Award shall not be changed, and the terms of any outstanding Award may be adjusted by the Committee in such manner as it deems equitable, provided that, in no event shall the Option price for a Share be adjusted below the par value of such Share, nor shall any fraction of a Share be issued upon the exercise of an Option or SAR. Shares subject to a Restricted Stock Award shall be treated in the same manner as other outstanding Shares; provided that any conditions and restrictions applicable to a Restricted Stock Award shall continue to apply to any Shares, other security or other consideration received in connection with the foregoing.

         16. CHANGE IN CONTROL. Upon the occurrence of a Change in Control, all outstanding Options and SARs, and all outstanding Restricted Stock Awards as to which any conditions providing for forfeiture have not lapsed, shall be automatically purchased by the Company at the Acceleration Price with payment to be made within thirty days of such Change in Control, irrespective of whether the stockholders of the Company have approved the Plan as contemplated by
Section 18.

         17. WITHHOLDING. Whenever a Grantee recognizes income with respect to an Award (and as a condition to the exercise of any Option or SAR or the receipt of a Stock Award), the Grantee will have the obligation to pay all federal, state, and local income or other taxes due and the Company shall have the right to withhold from amounts payable to the Grantee in any manner as necessary to satisfy all federal, state and local payroll tax withholding requirements. Alternatively, the Grantee may elect to have Shares withheld by the Company from the Shares otherwise to be delivered to the Grantee or may tender to the Company Shares previously acquired by the Grantee. The number of Shares so withheld or tendered for payment of tax withholding shall have an aggregate Fair Market Value as of the date as of which income is recognized by the Grantee with respect to such Shares sufficient to satisfy the applicable withholding taxes.

         18. TERM OF PLAN. The Plan is effective January 1, 2002, and will be submitted to the stockholders of the Company for approval on or before the first anniversary of its adoption by the Committee. Awards may be granted prior to stockholder approval, with all rights thereunder (other than the right to receive payment of the Acceleration Price under Section 16) conditioned upon such approval; provided that, if stockholder approval is not secured by such anniversary, all such Awards shall expire and the Plan shall terminate. No ISO may be granted under the Plan after December 31, 2012. No Award may be granted under the Plan after the date on which the Plan is terminated pursuant to
Section 19.

         19. AMENDMENT AND TERMINATION OF PLAN. Subject to any approval of the stockholders of the Company that may be required (or, in the opinion of the Committee, appropriate) under law or the rules of any securities exchange on which the Shares are listed or similar entity, the Committee may at any time amend, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall materially and adversely alter or impair any Award previously granted under the Plan without the consent of the holder thereof. No amendment requiring stockholder approval under Treasury Regulation Section 1.162-27 or
Section 422 of the Code shall be valid unless such stockholder approval is secured as provided therein.

         20. APPLICABLE LAW. All questions under the Plan shall be governed by the internal laws of the State of Delaware, without giving effect to the choice of law provisions thereof.

         Executed on behalf of the Company as of January 1, 2002, on this 14th day of March, 2002.

                                       BOWATER INCORPORATED


                                       By: /s/ James T. Wright
                                           ------------------------------------
                                             James T. Wright
                                             Vice President - Human Resources

         As adopted by the Board of Directors at its January 30, 2002, meeting.